Exhibit 10.5

$3,000,000,000

364-DAY TERM LOAN AGREEMENT

dated as of March 1, 2024,

by and among

OWENS CORNING,

as Borrower,

the Lenders referred to herein,
and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Administrative Agent
________________________________________________________

MORGAN STANLEY SENIOR FUNDING, INC.,
as Sole Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS
Page

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EXHIBITS

Exhibit A - Form of Term Note
Exhibit B - Form of Notice of Borrowing
Exhibit C - [Reserved]
Exhibit D - Form of Notice of Prepayment
Exhibit E - Form of Notice of Conversion/Continuation
Exhibit F - Form of Officer’s Compliance Certificate
Exhibit G - Form of Assignment and Assumption
Exhibit H - Form of Subsidiary Guaranty Agreement
Exhibit I-1 - Form of U.S. Tax Compliance Certificate
Exhibit I-2 - Form of U.S. Tax Compliance Certificate
Exhibit I-3 - Form of U.S. Tax Compliance Certificate
Exhibit I-4 - Form of U.S. Tax Compliance Certificate
Exhibit J Form of Solvency Certificate

SCHEDULES

Schedule 1.1 - Commitment Schedule
Schedule 8.1 - Existing Liens

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364-DAY TERM LOAN AGREEMENT, dated as of March 1, 2024, by and among OWENS CORNING, a Delaware corporation (the “Borrower”), the lenders signatory hereto and the lenders who may become a party to this Agreement pursuant to the terms hereof (collectively with the lenders signatory hereto, the “Lenders”) and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent (the “Administrative Agent”) for the Lenders.

The Borrower has requested the Lenders to provide a $3,000,000,000 364-day term loan facility to the Borrower to finance a portion of (i) the payments to be made in connection with the Masonite Acquisition (as defined below), (ii) the Masonite Refinancing and (iii) the fees and expenses in connection with the foregoing; and

The Lenders are willing to make such 364-day term loan facility available to the Borrower on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree and covenant as follows:

ARTICLE I DEFINITIONS

SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

“Acquisition” shall mean the purchase or other acquisition (in one or a series of related transactions) of a majority of the Equity Interests in, or all or substantially all of the assets of, any Person, or any division, line of business or business unit.

“Act” shall mean the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” shall have the meaning provided in the introductory paragraph to this Agreement.

“Administrative Agent’s Office” shall mean, with respect to any currency, the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 11.1(c).

“Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling , controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that none of the Administrative Agent, any Lender or any of their respective Affiliates shall be considered an Affiliate of the Borrower or any Subsidiary thereof by reason of its acting in its capacities as such.

“Agreement” shall mean this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Alternate Rating Agency” shall mean, with respect to any current Rating Agency, a substitute rating agency that is a nationally recognized rating agency and that has been approved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld or delayed).

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and the UK Bribery Act 2010.

“Anti-Money Laundering Laws” shall mean any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to the Borrower or its Subsidiaries related to terrorism financing or money laundering, including any applicable provision of the Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311–5314, 5316–5332 and 12 U.S.C. §§ 1818(s), 1829b, 1951–1960).

“Applicable Law” shall mean all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators. For purposes of Section 4.12, “Applicable Law” shall include FATCA.

“Applicable Commitment Fee Rate” shall mean the per annum rate determined as set forth below based on the Debt Rating as set forth below:

Pricing Level	Debt Rating	Applicable Commitment Fee Rate
I	≥A-/A3/A-	0.100%
II	BBB+/Baa1/BBB+	0.110%
III	BBB/Baa2/BBB	0.125%
IV	BBB-/Baa3/BBB-	0.175%
V	BB+/Ba1/BB+	0.225%
VI	≤BB/Ba2/BB	0.250%

Each change in the Applicable Commitment Fee resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of such public announcement and ending on the date immediately preceding the effective date of the next such publicly announced change. If at any time there is a split in the Debt Ratings issued by the three Rating Agencies (with the Debt Rating for Pricing Level I being the highest and the Debt Rating for Pricing Level VI being the lowest), and (i) if only one of the Rating Agencies shall have in effect a Debt Rating, then the Pricing Level shall be determined by reference to the Debt Rating most recently in effect; (ii) if only two Rating Agencies shall have in effect a Debt Rating, and such Debt Ratings differ by one level, then the Pricing Level for the higher of the two Debt Ratings shall apply; (iii) if only two Rating Agencies shall have in effect a Debt Rating, and there is a split in Debt Ratings of such Rating Agencies of more than one level, then the Pricing Level that is one level below the higher of the two Debt Ratings shall apply; (iv) if three Rating Agencies shall have in effect a Debt Rating, and any two or three of the Debt Ratings are the same, then the Pricing Level shall be determined by reference to such Debt Ratings; and (v) if three Rating Agencies shall have in effect a Debt Rating and each Debt Rating is in a different level, the Pricing Level that is the middle of the two Rating Agencies shall apply. In the event of a Rating Agency Disruption with respect to one or more of the Rating Agencies, the Debt Rating shall be determined by reference to the rating most recently in effect prior to such Rating Agency Disruption for such Rating Agency until an Alternate Rating Agency is designated in accordance with the definition thereof. In the event of the designation of an Alternate Rating Agency, references in the table set forth above to the Debt Ratings of the replaced Rating Agency shall be deemed to be references to the corresponding Debt Ratings of the Alternate Rating Agency.

“Applicable Margin” shall mean the per annum rate determined as set forth below based on the Debt Rating as set forth below:

Pricing Level	Debt Rating	Applicable Margin
		Term SOFR Loan	Base Rate Loans

I	≥A-/A3/A-	1.000%	0.000%
II	BBB+/Baa1/BBB+	1.125%	0.125%
III	BBB/Baa2/BBB	1.250%	0.250%
IV	BBB-/Baa3/BBB-	1.375%	0.375%
V	BB+/Ba1/BB+	1.625%	0.625%
VI	≤BB/Ba2/BB	1.750%	0.750%

Each change in the Applicable Margin resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of such public announcement and ending on the date immediately preceding the effective date of the next such publicly announced change. If at any time there is a split in the Debt Ratings issued by the three Rating Agencies (with the Debt Rating for Pricing Level I being the highest and the Debt Rating for Pricing Level VI being the lowest), and (i) if only one of the Rating Agencies shall have in effect a Debt Rating, then the Pricing Level shall be determined by reference to the Debt Rating most recently in effect; (ii) if only two Rating Agencies shall have in effect a Debt Rating, and such Debt Ratings differ by one level, then the Pricing Level for the higher of the two Debt Ratings shall apply; (iii) if only two Rating Agencies shall have in effect a Debt Rating, and there is a split in Debt Ratings of such Rating Agencies of more than one level, then the Pricing Level that is one level below the higher of the two Debt Ratings shall apply; (iv) if three Rating Agencies shall have in effect a Debt Rating, and any two or three of the Debt Ratings are the same, then the Pricing Level shall be determined by reference to such Debt Ratings; and (v) if three Rating Agencies shall have in effect a Debt Rating and each Debt Rating is in a different level, the Pricing Level that is the middle of the two Rating Agencies shall apply. In the event of a Rating Agency Disruption with respect to one or more of the Rating Agencies, the Debt Rating shall be determined by reference to the rating most recently in effect prior to such Rating Agency Disruption for such Rating Agency until an Alternate Rating Agency is designated in accordance with the definition thereof. In the event of the designation of an Alternate Rating Agency, references in the table set forth above to the Debt Ratings of the replaced Rating Agency shall be deemed to be references to the corresponding Debt Ratings of the Alternate Rating Agency.

“Approved Fund” shall mean any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arkansas Industrial Revenue Bonds” shall mean those certain $240,000,000 City of Fort Smith, Arkansas Taxable Industrial Development Revenue Bonds (Owens Corning Project) Series 2023 dated as of December 1, 2023, by and between Owens Corning Composite Materials, LLC, a Delaware limited liability company, the City of Fort Smith, Arkansas, and Regions Bank, as trustee, as amended, restated, amended and restated, supplemented, an/or modified from time to time.

“Asset Securitization” shall mean any transaction or series of transactions that may be entered into by the Borrower or any Subsidiary of the Borrower pursuant to which it may sell (including in the form of a capital contribution), assign, transfer, factor or pledge Securitization Assets or interests therein (i) directly or indirectly to a Person that is not the Borrower or any Subsidiary of the Borrower or (ii) directly or indirectly to a special purpose Subsidiary (an “SPV”) that in turn sells or pledges Securitization Assets to a Person that is not the Borrower or a Subsidiary of the Borrower; provided, such transaction shall be “non-recourse” to the Borrower and its Subsidiaries (other than the SPV) except pursuant to Standard Securitization Undertakings.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.9), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.8(c)(iv).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall have the meaning provided in Section 9.1(e).

“Base Rate” shall mean, at any time, the highest of (a) the Prime Rate (b) the Federal Funds Rate plus 0.5% and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.0%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, as applicable; provided that, if the Base Rate determined as provided above with respect to any Base Rate Loan would be less than 0.0% per annum, then the Base Rate with respect to such Base Rate Loan shall be deemed to be 0.0% per annum; provided further that clause (c) shall not be applicable during any period of time during which a notice delivered to the Borrower under Section 4.8 in respect of Adjusted Term SOFR shall remain in effect.

“Base Rate Loan” shall mean any Loan bearing interest at a rate based upon the Base Rate.

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or then-current Benchmark, then “Benchmark” shall mean, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.8(c)(i).

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event for the then-current Benchmark, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in Dollars at such time and (ii) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); and

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof), continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” shall mean, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” shall mean the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to the Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.8(c)(i) and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.8(c)(i).

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 CFR § 1010.230.

“Borrower” shall have the meaning provided in the introductory paragraph hereto.

“Borrower Common Stock” shall mean shares of common stock of the Borrower.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be in New York, New York a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Capital Lease” shall mean, as applied to any Person, any lease of any Property by that Person as lessee which, in conformity with U.S. GAAP and subject to Section 1.3, is accounted for as a capitalized or financing lease on the balance sheet of that Person.

“Capitalized Lease Obligations” shall mean, with respect to any Person, all obligations to pay rent or other amounts under Capital Leases of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with U.S. GAAP and subject to Section 1.3.

“Cash Equivalents” shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from S&P, Moody’s or Fitch, (iii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s or Fitch with maturities of not more than six months from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s or Fitch and in each case maturing not more than six months after the date of acquisition by such Person, (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above, and (vii) in the case of any Foreign Subsidiary only, direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof).

“CFC” shall mean a “controlled foreign corporation” as defined in Section 957 of the Code.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean (i) any “Person” or “Group” (within the meaning of Sections 13(d) and 14(d) under the Exchange Act) (A) is or shall be the “beneficial owner” (as so defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of 50% or more on a fully diluted basis of the aggregate ordinary voting power represented by the Borrower’s capital stock or other Equity Interests or (B) has obtained the power (whether or not exercised) to elect a majority of the Borrower’s directors, (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors, or (iii) a “change of control” or similar event shall occur as provided in any Senior Notes Documents to the extent constituting Material Indebtedness.

“Closing Date” shall mean the first date on which all the conditions precedent in Section 5.2 are satisfied or waived in accordance with Section 11.2 and the Loans are funded.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commitment” shall mean (i) as to any Lender, the obligation of such Lender to make Loans in Dollars to the Borrower pursuant to Section 2.1 in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 or in the Assignment and Assumption pursuant to which such Lender becomes party hereto, as applicable, as such amount may be modified at any time or from time to time pursuant to the terms hereof and (ii) as to all Lenders, the aggregate commitment of all Lenders to make Loans in Dollars to the Borrower pursuant to Section 2.1, as such amount may be modified at any time or from time to time pursuant to the terms hereof. The Commitment of all the Lenders on the Effective Date shall be $3,000,000,000.

“Commitment Fee” shall have the meaning provided in Section 4.3(a).

“Commitment Termination Date” shall mean the earliest to occur of (a) 11:59 p.m. (New York City time) on the date that is 5 Business Days following the Outside Date (as defined in the Masonite Acquisition Agreement as in effect on February 8, 2024, and as such Outside Date may be extended pursuant to Section 7.2(1)(b)(iii) of the Masonite Acquisition Agreement (as in effect on February 8, 2024), (b) the consummation of the Masonite Acquisition without borrowing of the Loans and (c) the date of termination in accordance with the terms of the Masonite Acquisition Agreement of the Borrower’s (or any of its Affiliates’) obligations under the Masonite Acquisition Agreement to consummate the Masonite Acquisition.

“Company” shall mean any corporation, limited liability company, partnership, trust or other domestic or foreign entity or organizational form (or the adjectival form thereof, where appropriate).

“Conforming Changes” shall mean, with respect to the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 4.8 and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated” shall mean, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under U.S. GAAP.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with U.S. GAAP.

“Consolidated Net Worth” shall mean, as of any date of determination, the Net Worth of the Borrower and its Subsidiaries on such date determined on a consolidated basis in accordance with U.S. GAAP.

“Consolidated Total Assets” shall mean the aggregate amount of assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with U.S. GAAP, as shown on the most recent balance sheet delivered with the financial statements required by Section 7.1(a) or (b).

“Consolidated Total Capitalization” shall mean, as of any date of determination, the sum of (i) Consolidated Total Indebtedness and (ii) Consolidated Net Worth.

“Consolidated Total Indebtedness” shall mean, at any time, for the Borrower and its Subsidiaries (on a consolidated basis), the sum of (without duplication) (i) all Indebtedness of the Borrower and its Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capitalized Lease Obligations on the liability side of a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with U.S. GAAP, (ii) all Indebtedness of the Borrower and its Subsidiaries of the type described in clauses (ii), and (vii) of the definition of “Indebtedness” contained herein and (iii) all Contingent Obligations of the Borrower and its Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii); provided that the amount of Indebtedness in respect of the Interest Rate Protection Agreements and Other Hedging Agreements shall be at any time the unrealized net-loss position, if any, of the Borrower and/or its Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person in respect of Indebtedness of any other Person as a result of such Person being a general partner of such other Person, unless the underlying Indebtedness is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor or (iii) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith and (y) the stated amount of such Contingent Obligation.

“Continuing Directors” shall mean the directors of the Borrower on the Effective Date and each other director if such director’s election to, or nomination for the election to, the board of directors of the Borrower is recommended or approved by a majority of then Continuing Directors.

“Credit Parties” shall mean the Borrower and the Subsidiary Guarantors, if any.

“Debt Rating” shall mean the Borrower’s senior unsecured long term debt rating provided by the applicable Rating Agency.

“Default” shall mean any of the events specified in Article IX which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that (i) has failed to fund any portion of the Loans required to be funded by it hereunder within two (2) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due (unless such amount is the subject of a good faith dispute), (iii) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, (iv) has become (or its parent has become) or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian or similar person appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (v) has become the subject of a Bail-In Action; provided, that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Disposition” shall mean, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer, or other disposition thereof (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise), including any issuance or sale of capital stock of any Subsidiary of the Borrower to any Person other than the Borrower or any of its Subsidiaries. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Institution” shall mean, on any date, (i) any Person identified by the Borrower by written notice to the Administrative Agent prior to the Effective Date, (ii) any competitor identified by the Borrower by written notice to the Administrative Agent from time to time (which notice will be posted to the Lenders or made available for reference by a Lender upon request) not less than five (5) Business Days prior to such date; (iii) any other institution or entity that the Borrower and the Administrative Agent shall mutually agree on not less than five (5) Business Days prior to such date (which notice will be posted to the Lenders or made available for reference by a Lender upon request); and (iv) in each case, as to any Person referenced in any of clauses (i) through (iii) (the “Primary Disqualified Institution”), their Affiliates to the extent such Affiliates are either identified by the Borrower by written notice to the Administrative Agent or are otherwise clearly identifiable as an Affiliate based solely by similarity of such Affiliate’s name to the name of a Person identified pursuant to clauses (i) through (iii); provided that any identification after the Effective Date pursuant to clauses (ii), (iii) and (iv) above will not apply retroactively to disqualify the transfer of, or agreement to transfer, a Lender’s Loans or interest in the Commitment that was effective prior to the effective date of such supplement. Notwithstanding the foregoing, “Disqualified Institution” will exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time.

“Dividend” shall mean, with respect to any Person, a dividend or distribution or return of any equity capital in cash to stockholders, partners or members of such Person or any other distribution, payment or delivery of property (other than common Equity Interests, or Equity Interests of the same class as the Equity Interests in respect of which such dividend or other distribution was paid, of such Person) or a distribution of cash to its stockholders, partners or members in their capacity as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration (other than common Equity Interests, or Equity Interests of the same class as the Equity Interest in respect of which such dividend or other distribution was paid, of such Person) of any shares of any class of its capital stock or any other Equity Interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests), or any funds are set aside for any of the foregoing purposes. For the avoidance of doubt, the purchase by the Borrower of its common Equity Interests owned by employees of the Borrower or any of its Subsidiaries in connection with stock option, stock compensation or similar plans, the proceeds of which purchase are used to pay taxes, shall not constitute “Dividends”.

“Dollars” or “$” shall mean, unless otherwise qualified, dollars in lawful currency of the United States.

“Domestic Subsidiary” shall mean, as to any Person, any Subsidiary of such Person incorporated or organized in the United States, any State thereof or the District of Columbia, other than an FSHCO.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall mean the first date on which all the conditions precedent in Section 5.1 are satisfied or waived in accordance with Section 11.2.

“Electronic Signature” shall mean an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” shall mean (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund, (iv) any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is acquiring such Lender or all or substantially all of such Lender’s loan portfolio, and (v) any other Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) approved by Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed); provided that, notwithstanding the foregoing, (x) no proposed assignee intending to assume all or any portion of the Commitments shall be an Eligible Assignee unless such proposed assignee has been approved as an Eligible Assignee by the Administrative Agent (such approvals not to be unreasonably withheld, conditioned or delayed), and (y) “Eligible Assignee” shall not include any Disqualified Institution or Borrower or any of its Affiliates .

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, written notices of non-compliance or violation, investigations or proceedings (i) relating in any way to any violation (or alleged violation) by the Borrower or any of its Subsidiaries of any Environmental Law; (ii) relating in any way to any violation (or alleged violation) of any permit issued to the Borrower or any of its Subsidiaries under any Environmental Law; or (iii) otherwise arising under Environmental Law, (hereafter “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Releases of Hazardous Materials or arising from alleged injury or threat of injury to health or safety with respect to exposure to Hazardous Materials or the environment.

“Environmental Law” shall mean any federal, national, provincial, state or local statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, including any legally-binding judicial or administrative order, consent, decree or judgment relating to pollution or protection of the environment, or the use, generation, manufacture, storage, treatment, disposal, transportation, the arrangement for transport or Release of Hazardous Materials or health and safety with respect to exposure to Hazardous Materials.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest, any membership interest in a cooperative society and any limited liability company membership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Borrower or any of its Subsidiaries under Section 414(b) or (c) of the Code or, solely for purposes of potential liability under Section 412 or Section 430 of the Code or Section 302 or Section 303 of ERISA and the Lien created under Section 430(k) of the Code or Section 303(k) of ERISA, under Section 414(m) or (o) of the Code.

“Erroneous Payment” shall have the meaning provided in Section 10.11(a).

“Erroneous Payment Deficiency Assignment” shall have the meaning provided in Section 10.11(d).

“Erroneous Payment Impacted Class” shall have the meaning provided in Section 10.11(d).

“Erroneous Payment Return Deficiency” shall have the meaning provided in Section 10.11(d).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” shall mean any of the events specified in Article IX.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Debt” shall mean (i) intercompany debt among the Borrower and/or its Subsidiaries or among Subsidiaries of the Borrower, (ii) borrowings under (x) the Revolving Credit Agreement or the Receivables Financing Agreement or (y) any amendment, refinancing, extension renewal or replacement of the Revolving Credit Agreement or Receivables Financing Agreement; provided, that the aggregate commitments under the Revolving Credit Agreement as so amended, refinancing, extended, renewed or replaced, do not exceed $1,000,000,000 and the aggregate commitments under the Receivables Financing Agreement, as so amended, refinanced, extended, renewed or replaced, do not exceed $300,000,000, (iii) any other ordinary course borrowings under working capital facilities, letter of credit facilities, overdraft protection, other local credit facilities or lines of credit of foreign subsidiaries, hedging and cash management arrangements, surety bonds and issuances of commercial paper, (iv) ordinary course capital leases or financial leases, purchase money indebtedness or equipment financing or other capital expenditure financing indebtedness, (v) indebtedness incurred in connection with sale-leasebacks, (vi) any Qualifying Loan Facility to the extent that the commitments thereunder have previously reduced the Commitments hereunder pursuant to Section 2.5 hereof and (vii) other debt (other than debt incurred to finance the Acquisition) in an amount not to exceed $250,000,000 in the aggregate.

“Excluded Disposition” shall mean (i) Dispositions (including issuances of stock by any Subsidiary of the Borrower) between the Borrower and any of its Subsidiaries or among the Borrower’s Subsidiaries, (ii) the sale or factoring of receivables pursuant to the Receivables Financing Agreement, or any amendment, refinancing, extension, renewal or replacement thereof and (iii) Dispositions (including issuances of stock by any Subsidiary of the Borrower), the Net Cash Proceeds of which do not exceed $100,000,000 in any single transaction or related series of transactions or $250,000,000 in the aggregate.

“Excluded Equity Issuance” shall mean issuances of Equity Interests or equity-linked securities (i) pursuant to employee stock plans or other benefit or employee incentive arrangements or pursuant to any dividend reinvestment plan, (ii) issuances among the Borrower and its Subsidiaries, (iii) issuances of common stock as consideration for any Acquisition or strategic initiative and (iv) issuances of directors’ qualifying shares and/ or other nominal amounts required to be held by Persons other than the Borrower or its Subsidiaries under Applicable Law.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 4.13(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.12, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.12(e) and (d) any Taxes imposed under FATCA.

“Existing Obligations” has the meaning specified in Section 11.24.

“Facility” means the Loans and the Commitments, in each case, provided to or for the benefit of the Borrower pursuant to the terms of this Agreement.

“Fair Market Value” shall mean, with respect to any asset, the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or senior officer of such seller.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” shall mean that certain Fee Letter, dated as of February 8, 2024, by and between the Borrower and the Lead Arranger.

“Fiscal Quarter” shall mean for any Fiscal Year of the Borrower and its Subsidiaries, the fiscal quarters ending on each of March 31, June 30, September 30 and December 31.

“Fiscal Year” shall mean the fiscal year of the Borrower ending on December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends (e.g., Fiscal Year 2024 shall be the fiscal year of the Borrower ended December 31, 2024).

“Fitch” shall mean Fitch Ratings Inc., or any successor to the rating agency business thereof.

“Floor” shall mean a rate of interest equal to 0.00% per annum.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“FRB” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Free Cash Flow” shall mean an amount (which shall be no less than $0) equal to, as of the last day of each Fiscal Quarter of the Borrower, the aggregate amount of net cash provided by operating activities of the Borrower and its Subsidiaries on a consolidated basis for the Fiscal Quarter then ended (calculated by the Borrower in accordance with GAAP) minus, without duplication of amounts previously deducted in prior Fiscal Quarters, the aggregate amount of capital expenditures made by the Borrower after the Closing Date and prior to such payment date minus, without duplication of amounts previously deducted in prior Fiscal Quarters, the aggregate amount of voluntary prepayments of Loans made by the Borrower prior to such payment date.

“FSHCO” shall mean any Subsidiary that either (i) owns no material assets other than Investments in, or Indebtedness of, one or more CFCs or FSHCOs and immaterial assets incidental or related thereto, or (ii) is directly or indirectly owned by one or more CFCs or FSHCOs.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Governmental Authority” shall mean any federal (including the federal governments of the United States and Canada), national, provincial, state or local government (and any political subdivision thereof), and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantor Release Event” shall mean, with respect to any Subsidiary Guarantor, that (i) such Subsidiary Guarantor ceases to guaranty any Material Indebtedness of the Borrower or (ii) such Indebtedness of the Borrower ceases to qualify as Material Indebtedness.

“Guarantors” shall mean the Subsidiary Guarantors, if any.

“Hazardous Materials” shall mean (i) any petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; and (ii) any hazardous or toxic chemicals, materials, substances or mixtures regulated under Environmental Laws, including, without limitation, those defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous substances”, “toxic substances”, “toxic pollutants”, “contaminants” or “pollutants”, or words of similar meaning and regulatory effect.
“IBA” shall have the meaning provided in Section 1.11.

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than ordinary course trade accounts payable), (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the lesser of (1) the Fair Market Value of the property to which such Lien relates as determined in good faith by such Person or (2) the amount of such Indebtedness), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) [reserved], (vi) all Contingent Obligations of such Person in respect of indebtedness of the types described in clause (i), (ii), (iii), (iv), (vii) or (viii) of this definition, (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement determined on a marked-to-market basis and (viii) all Off-Balance Sheet Liabilities of such Person. Notwithstanding the foregoing, Indebtedness shall not include (a) trade payables, accrued expenses, operating leases (which in no event shall constitute Capital Leases) and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person and (b) any lease payments, guarantees of lease payments or other obligations in connection with the Arkansas Industrial Revenue Bonds.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Intercompany Loan” shall mean intercompany loans and advances among the Credit Parties and the Subsidiaries.

“Interest Period” shall have the meaning provided in Section 4.1(b).

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

“Investment” shall mean, with respect to any Person, making any loan or advance to any other Person, or purchasing or acquiring any stock, obligations or securities of, or any other Equity Interest in, or making any capital contribution to, any other Person, or entering into any partnership or joint venture, or purchasing or owning a futures contract or otherwise becoming liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract.

“IRS” shall mean the United States Internal Revenue Service.

“ISP98” shall mean the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

“Lead Arranger” shall mean MSSF in its capacity as sole lead arranger and sole bookrunner.

“Leasehold” shall mean, with respect to any Person, all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures (other than trade fixtures).

“Lender” shall have the meaning provided in the introductory paragraph hereof.

“Lending Office” shall mean, with respect to any Lender, the office, branch or Affiliate of such Lender maintaining such Lender’s Loans and Commitments.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement securing an obligation, security interest, encumbrance, lien (statutory or other), charge, preference, priority or other security agreement or arrangement of any kind or nature whatsoever. For purposes of this Agreement, the Borrower or its Subsidiaries shall be deemed to own, subject to a Lien, any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other similar title retention agreement relating to such asset, and sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries shall be deemed to create a Lien on accounts receivable of the Borrower or such Subsidiary.

“Loan Documents” shall mean, collectively, this Agreement, each Note, the Subsidiary Guaranty Agreement, if applicable, each amendment of the foregoing, and each other document, instrument, certificate and agreement related to the foregoing that contains a provision stating that it is a Loan Document under this Agreement, all as may be amended, restated, supplemented or otherwise modified from time to time.

“Loans” shall mean the loans made by the Lenders to the Borrower pursuant to Section 2.1 of this Agreement.

“Margin Stock” shall have the meaning provided in Regulation U.

“Masonite” shall mean Masonite International Corporation, a corporation organized under the laws of British Columbia.

“Masonite Acquired Business” shall mean Masonite and its Subsidiaries.

“Masonite Acquisition” shall mean the series of transactions that will result in the acquisition by the Borrower of the Masonite Acquired Business pursuant to the Masonite Acquisition Agreement.

“Masonite Acquisition Agreement” shall mean that certain Arrangement Agreement, dated as of February 8, 2024, among the Borrower, MT Acquisition CO ULC, a British Columbia unlimited liability company, and Masonite.
“Masonite Acquisition Agreement Representations” shall mean the representations made by or with respect to the Masonite Acquired Business in the Masonite Acquisition Agreement as are material to the interests of the Lenders, in their capacity as such, but only to the extent that the Borrower (or any Affiliate of the Borrower) has the right, taking into account any applicable cure provisions set forth in the Masonite Acquisition Agreement, to terminate its (or their) obligations under the Masonite Acquisition Agreement, or to decline to consummate the Masonite Acquisition pursuant to the Masonite Acquisition Agreement, as a result of a breach of such representations in the Masonite Acquisition Agreement.

“Masonite Acquisition Related Conditions” shall have the meaning provided in Section 5.3.

“Masonite Refinancing” shall mean the refinancing of certain outstanding Indebtedness of the Masonite Acquired Business on the Closing Date.

“Material Acquisition” shall mean any direct or indirect Acquisition, other than the Masonite Acquisition, by the Borrower or any of its Subsidiaries if the aggregate cash and non-cash consideration for such Acquisition is at least $500,000,000.

“Material Adverse Effect” shall mean (i) a material adverse effect on the business, assets, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, or (ii) a material adverse effect (x) on the rights or remedies (taken as a whole) of the Lenders or the Administrative Agent hereunder or under the other Loan Documents, taken as a whole or (y) on the ability of the Credit Parties to perform their obligations to the Lenders or the Administrative Agent hereunder or under the other Loan Documents, taken as a whole.

“Material Indebtedness” shall mean any Indebtedness (other than the Loans or any Contingent Obligations), in a principal amount exceeding $200,000,000, but excluding any Indebtedness owing to the Borrower or any Subsidiary.

“Material Subsidiary” shall mean (a) each Subsidiary of the Borrower that is a “significant subsidiary” as defined in Regulation S-X of the Securities Act of 1933, other than an SPV that is a party to an Asset Securitization permitted hereunder and (b) each Subsidiary Guarantor.

“Maturity Date” shall mean the date that is 364 days after the Closing Date; provided, however, that if such date is not a Business Day, then the Maturity Date shall be the immediately preceding Business Day.

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” shall mean (i) any “multiemployer plan”, as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to (or to which there is an obligation to contribute) by the Borrower or an ERISA Affiliate and that is subject to Title IV of ERISA, and (ii) each such plan for the five-year period immediately following the latest date on which the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“MSSF” shall mean Morgan Stanley Senior Funding, Inc.

“Net Cash Proceeds” shall mean, with respect to any event, the cash (which term, for purposes of this definition, shall include Cash Equivalents) proceeds actually received (including in the case of any debt or equity proceeds received into escrow, to the extent that the conditions to release therefrom are no more restrictive than the conditions to the funding of the Loans set forth in Section 5.2) by the Borrower or its Subsidiaries in respect of such event, including any cash received in respect of any non-cash proceeds, but only as and when received, net of the sum, without duplication, of (i) all underwriting discounts and commissions and other fees and expenses incurred in connection with such event by the Borrower and its Subsidiaries, (ii) in the case of a sale, transfer, lease or other disposition (including pursuant to a sale and leaseback transaction) of an asset, the amount of all payments required to be made by the Borrower and its Subsidiaries as a result of such event to repay debt for borrowed money secured by such asset and that is required to be repaid in connection with the sale or other disposition thereof and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and its Subsidiaries, and the amount of any reserves established by the Borrower and its Subsidiaries in accordance with GAAP or other applicable accounting standards, provided that if the amount of such reserves exceeds the amounts charged against such reserve, then such excess, upon determination thereof, shall then constitute Net Cash Proceeds.

“Net Worth” shall mean, as to any Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with U.S. GAAP, constitutes stockholders equity, excluding any treasury stock.

“Non-Consenting Lender” shall mean any Lender that has not consented to any proposed amendment, modification, waiver or termination of any Loan Document which, pursuant to Section 11.2, requires the consent of all Lenders or all affected Lenders and with respect to which the Required Lenders shall have granted their consent.

“Non-U.S. Plan” shall mean any plan, fund or other similar program that (i) is established or maintained outside the United States of America by the Borrower or any of its Subsidiaries primarily for the benefit of employees of the Borrower or one or more of its Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment and is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority, and (ii) is not subject to ERISA or the Code.

“Notes” shall mean the collective reference to the Term Notes.

“Notice of Borrowing” shall have the meaning provided in Section 2.3(a).

“Notice of Conversion/Continuation” shall have the meaning provided in Section 4.2.

“Notice of Prepayment” shall have the meaning provided in Section 2.4(c).

“Obligations” shall mean, in each case, whether now in existence or hereafter arising: (i) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans and (ii) all other fees and commissions, expenses (including reasonable and documented attorneys’ fees that are required to be paid by the Borrower pursuant to this Agreement), indemnities, charges, indebtedness, loans, liabilities, financial accommodations and other obligations owing by the Credit Parties or any of their respective Subsidiaries to the Lenders or the Administrative Agent, in each case solely as required to be paid under any Loan Document, with respect to any Loan of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Liabilities” shall mean, with respect to any Person (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person or (ii) any obligation under a Synthetic Lease; provided that, lease payments with respect to leases of precious metal alloy (and obligations to return the precious metal alloy) owing by the Borrower and any of its Subsidiaries in connection with the ongoing business of such Person (or guarantees thereof) to the owners of such precious metal alloy and other Persons providing financing to such owners in respect of such precious metal alloy (in each case other than the Borrower and its Subsidiaries) shall in no event constitute “Off-Balance Sheet Liabilities”.

“Officer’s Compliance Certificate” shall mean a certificate of the chief financial officer or the treasurer of the Borrower substantially in the form attached as Exhibit F.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements, commodity hedging agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values or the prices of commodities used in the business of the Borrower and its Subsidiaries.

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.13(b)).

“Overnight Rate” shall mean, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions.

“Participant” shall have the meaning provided in Section 11.9(d).

“Participant Register” shall have the meaning provided in Section 11.9(g).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any agency or organization that is a successor thereto.

“Permitted Liens” shall have the meaning provided in Section 8.1.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Plan” shall mean an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Borrower or any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate may have any liability.

“Pre-Funded Account” means an account in the name of the Administrative Agent or an Affiliate of the Administrative Agent.

“Pre-Funded Amount” shall have the meaning provided in Section 5.3.

“Pre-Funding Date” shall have the meaning provided in Section 5.3.

“Pre-Funding Election” shall have the meaning provided in Section 5.3.

“Preferred Equity” shall mean, as applied to the Equity Interests of any Person, Equity Interests of such Person (other than common stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Equity Interests of any other class of such Person.

“Prime Rate” shall mean the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to provide such rate, another national publication reasonably selected by the Administrative Agent.

“Priority Indebtedness” shall mean Indebtedness (i) of Subsidiaries that are not Credit Parties, and (ii) of any Credit Party to the extent secured by a Lien.

“Property” shall mean, with respect to any Person, any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or other assets owned, leased, or operated by such Person.

“Qualified Preferred Stock” shall mean any Preferred Equity of the Borrower, the express terms of which shall provide that dividends thereon shall not be required to be paid at any time (and to the extent) that such payment would be prohibited by the terms of this Agreement or any other agreement of the Borrower or any of its Subsidiaries relating to outstanding indebtedness and which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including any change of control event), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of a change of control event), in whole or in part, on or prior to one year following the Maturity Date.

“Rating Agency” shall mean S&P (for so long as no Rating Agency Disruption has occurred with respect thereto), Moody’s (for so long as no Rating Agency Disruption has occurred with respect thereto) and Fitch (for so long as no Rating Agency Disruption has occurred with respect thereto), following a Rating Agency Disruption, an Alternate Rating Agency named pursuant hereto, and “Rating Agencies” shall mean three of the foregoing.

“Rating Agency Disruption” shall mean any event or occurrence resulting in the failure of any current Rating Agency to provide debt ratings generally to corporate borrowers.

“Real Property” of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures (not including trade fixtures), including Leaseholds.

“Receivables Financing Agreement” shall mean that certain Third Amended and Restated Receivables Purchase Agreement, dated as of March 1, 2024, by and among Owens Corning Receivables LLC, a Delaware limited liability company, as seller, Owens Corning Sales, LLC, a Delaware limited liability company, as initial servicer, the various conduit purchasers, related committed purchasers, LC banks and purchaser agents from time to time party thereto, and PNC Capital Markets LLC, as structuring agent.

“Recipient” shall mean (a) the Administrative Agent and (b) any Lender.

“Register” shall have the meaning provided in Section 11.9(c).

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.).

“Relevant Governmental Body” shall mean the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period under ERISA has been waived under subsection .21, .22, .23, .24, .25, .26, .27, .28, .29, .30, .31, .32, .62, .63, .64, or .65 of PBGC Regulation Section 4043.

“Required Lenders” shall mean, at any date, any combination of Lenders holding more than fifty percent (50%) of (a) the aggregate unpaid principal amount of the Loans plus (b) the aggregate amount of unfunded Commitments then in effect; provided that the Commitments of, and the portion of Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean, as to any Person, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, secretary or assistant secretary of such Person or any other officer of such Person reasonably acceptable to the Administrative Agent. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Return Date” shall have the meaning provided in Section 5.3.

“Returns” shall have the meaning provided in Section 6.9.

“Revolving Credit Agreement” shall mean that certain Second Amended and Restated Credit Agreement, dated as of March 1, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Borrower, the lenders party thereto and Wells Fargo Bank, National Association, as the administrative agent.

“RFR Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.3(a), 2.4(c) and 4.2, in each case, such day is also a Business Day.

“S&P” shall mean S&P Global Ratings and any successor to its ratings agency business.

“Sanctioned Country” shall mean a country, region or territory that is itself the subject of a comprehensive Sanctions program (as of the Effective Date, Cuba, Iran, North Korea, Syria, the Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic and the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, Hong Kong Monetary Authority or other relevant sanctions authority, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person 50% or more owned by any such Person or Persons described in clauses (a) and (b).
“Sanctions” shall mean any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, Hong Kong Monetary Authority or other relevant sanctions authority in any jurisdiction in which (a) the Borrower or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Loans will be used, or (c) from which repayment of the Loans will be derived.

“SEC” shall mean the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securitization Assets” shall mean (i) accounts, related general intangibles and chattel paper, (ii) the related security and collections with respect thereto, (iii) all records with respect thereto and (iv) any other assets customarily transferred together with such accounts, related general intangibles and chattel paper in the good faith determination of the Borrower.

“Senior Notes Documents” shall mean, collectively, (i) that certain Indenture dated as of June 2, 2009 (and each supplemental indenture thereto) by and among the Borrower, each of the subsidiary guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee, pursuant to which senior notes were issued by the Borrower and each other agreement, document or instrument relating to the issuance of such senior notes, as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms hereof and thereof, and (ii) that certain Indenture dated as of October 31, 2006 (and each supplemental indenture thereto) by and among the Borrower, each of the guarantors from time to time party thereto and LaSalle Bank National Association, as trustee, pursuant to which senior notes were issued by the Borrower and each other agreement, document or instrument relating to the issuance of such senior notes, as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms hereof and thereof; as such obligations evidenced by such Senior Notes Documents may be refinanced on substantially the same terms as the terms of the Senior Notes Documents in effect immediately prior to such refinancing.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Specified Default” shall mean any Default under Sections 9.1(a) or (e).

“Specified Divestiture” shall mean the Disposition of all or a portion of the global glass reinforcement line of business of the Borrower.

“Specified Event of Default” shall mean any Event of Default under Sections 9.1(a) or (e).

“Specified Representations” shall mean the representations and warranties (in each case, solely with respect to the Borrower and each other Credit Party) set forth in the first sentence of Section 6.1, Section 6.2, Section 6.3(ii) (solely with respect to any agreement evidencing Indebtedness for borrowed money of any Credit Party (including, for the avoidance of doubt, any Indebtedness for borrowed money of the Masonite Acquired Business that is assumed or otherwise remains outstanding after the Closing Date) in excess of $100,000,000 in an aggregate principal amount outstanding or committed on a pro forma basis after giving effect to the Transactions (but without giving effect to any “Material Adverse Effect” qualification applicable to such Section 6.3(ii))), Section 6.3(iii), Section 6.5(b), Section 6.8(b), Section 6.15, the second sentence of Section 6.17, and Section 6.19.

“SPV” shall have the meaning provided in the definition of Asset Securitization.

“Standard Securitization Undertakings” shall mean, with respect to an Asset Securitization, representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary thereof in connection with such Asset Securitization, which are reasonably customary in asset securitizations for the types of assets subject to the respective Asset Securitization.

“Subsidiary” shall mean, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” shall mean each Subsidiary of the Borrower which has executed and delivered the Subsidiary Guaranty Agreement pursuant to Section 7.12, unless and until such time as the respective Subsidiary is released from all of its obligations under the Subsidiary Guaranty Agreement in accordance with the terms and provisions thereof. As of the Effective Date, there are no Subsidiary Guarantors.

“Subsidiary Guaranty Agreement” shall mean the unconditional guaranty agreement executed by the Subsidiary Guarantors in favor of the Administrative Agent in accordance with the provisions of Section 7.12, for the ratable benefit of the Lenders, substantially in the form attached as Exhibit H, as amended, restated, supplemented or otherwise modified from time to time.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee and for financial reporting purposes but (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Note” shall mean a promissory note made by the Borrower in favor of a Lender and its registered assigns evidencing the Loans made by such Lender, substantially in the form attached hereto as Exhibit A, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Term SOFR” shall mean,

(a) for any calculation with respect to a Term SOFR Loan for any Interest Period, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) RFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR

Business Day is not more than three (3) RFR Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) RFR Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” shall mean 0.10% (10 basis points) per annum.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” shall mean any Loan that bears interest at a rate based on Adjusted Term SOFR other than pursuant to clause (c) of the definition of “Base Rate”.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Transactions” shall mean, collectively, the Masonite Acquisition, the execution, delivery and performance of this Agreement and borrowing of the Loans hereunder, the refinancing of certain debt of the Masonite Acquired Business, and the assumption by the Borrower of any or all of Masonite’s outstanding 5.375% senior unsecured notes due 2028 and/or Masonite’s 3.50% senior unsecured notes due 2030 on the Closing Date.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Customs” shall mean the Uniform Customs and Practice for Documentary Credits (2007 Revision), effective July, 2007 International Chamber of Commerce Publication No. 600.

“U.S.” or “United States” shall mean the United States of America.

“U.S. GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided that determinations in accordance with U.S. GAAP for purposes of Article VIII, including defined terms as used therein, are subject (to the extent provided therein) to Section 1.3.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable

Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.2 Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including” and (k) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.3 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data and financial statements (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with U.S. GAAP, applied on a consistent basis, as in effect from time to time and consistent with those used in preparing the audited financial statements required by Section 7.1(b), provided, that (i) if, at any time any change in U.S. GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in U.S. GAAP (subject to the approval of the Required Lenders); provided, that, until so amended (A) such ratio or requirement shall continue to be computed in accordance with U.S. GAAP prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in U.S. GAAP, (ii) [reserved] and (iii) for purposes of determining compliance with any incurrence or expenditure tests set forth in Articles VII and/or VIII (excluding Section 8.8), any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Reuters World Currency Page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Reuters World Currency Page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time). Notwithstanding the foregoing, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards No. 159 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for purposes of calculations made pursuant to the terms of this Agreement or any other Loan Document, GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States as in effect on December 31, 2015 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States as in effect on December 31, 2015, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

SECTION 1.4 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.5 References to Agreement and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

SECTION 1.6 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.7 [Reserved].

SECTION 1.8 [Reserved].

SECTION 1.9 [Reserved].

SECTION 1.10 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.11 Rates. The interest rate on Loans may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. Regulators have signaled the need to use alternative reference rates for some of these benchmark rates and, as a result, such benchmark rates may cease to comply with applicable laws and regulations, may be permanently discontinued or the basis on which they are calculated may change. In the event that the then-current Benchmark is no longer available or in certain other circumstances set forth in Section 4.8(c), such Section 4.8(c) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 4.8(c), of any change to the reference rate upon which the interest rate on Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section

4.8(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.12 [Reserved].

ARTICLE II AMOUNTS AND TERMS OF THE LOANS

SECTION 2.1 Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make a Loan in Dollars to the Borrower in a single drawing in Dollars on the Closing Date in an aggregate principal amount equal to such Lender’s Commitment. The Commitment of each Lender shall automatically reduce to zero on the Closing Date after giving effect to the Loans made pursuant to this Section 2.01 on such date (but, with respect to each such Lender, only to the extent that such Lender fulfills its obligation to make such Loans on such date). Any Loans that are repaid or prepaid hereunder may not be reborrowed

SECTION 2.2 [Reserved].

SECTION 2.3 Procedure for Advances of Loans.

(a)     Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”), which may be given by telephone and promptly confirmed by fax or email, not later than (i) 11:00 a.m. on the same Business Day as each Base Rate Loan (or, if applicable, the Pre-Funding Date) and (ii) 1:00 p.m. at least three (3) RFR Business Days before each Term SOFR Loan (or, if applicable, the Pre-Funding Date) (or, in each case of (i) or (ii), such later date and time as the Administrative Agent may agree in its sole discretion) of its intention to borrow, specifying:

(A)    the date of such borrowing, which shall be a Business Day;

(B)    whether such Loan shall be a Base Rate Loan or an Term SOFR Loan;

(C)    if such Loan is a Term SOFR Loan, the duration of the Interest Period applicable thereto;

(D)    the amount of such borrowing, which shall be, (1) with respect to Base Rate Loans in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof and (2) with respect to Term SOFR Loans in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and

(E)    the account to which such Loan should be disbursed.

A Notice of Borrowing received after the applicable time shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

(b)    Disbursement of Loans. Not later than 12:00 noon on the proposed borrowing date, each applicable Lender will make available to the Administrative Agent, for the account of the Borrower, at the applicable office of the Administrative Agent in funds immediately available to the Administrative Agent, the amount of Loans to be made on such borrowing date by such Lender. The Administrative Agent will make such Loans available to the Borrower (and the Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section) by promptly crediting the amounts so received, in like funds, to the applicable deposit account identified by the Borrower in the applicable Notice of Borrowing. The Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Loan requested pursuant to this Section to the extent that any Lender has not made available to the Administrative Agent its applicable amount of such Loan.

(c)    Lending Offices. Each Lender may, at its option, make any Loan available to Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that (i) all terms of this Agreement shall apply to any such branch or Affiliate and (ii) the exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement; provided that no action by a Lender pursuant to this subsection shall result in Borrower incurring incremental obligations under Section 4.10 or Section 4.12 or result in the application of Section 4.8(b).

SECTION 2.4 Voluntary Commitment Reductions and Prepayments.

(a)    Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least three (3) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Commitment at any time or (ii) portions of the Commitment, from time to time, in an aggregate principal amount of not less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof. Any reduction of the Commitments shall be applied to the Commitment of each Lender ratably. All Commitment Fees accrued with respect to any portion of the Commitments terminated pursuant hereto shall be paid on the effective date of such termination.

(b)    Optional Prepayments. The Borrower may at any time and from time to time prepay Loans, in whole or in part, with prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than 1:00 p.m. (i) on the same Business Day as prepayment of each Base Rate Loan and (ii) at least three (3) Business Days before prepayment of each Term SOFR Loan, specifying (A) the date and amount of prepayment and (B) whether the repayment is of Base Rate Loans, Term SOFR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Each Notice of Prepayment shall be irrevocable except in the case of a repayment in full of all of the Obligations, which notice may state that it is conditioned upon the effectiveness of a new financing. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall, unless such notice is revoked, be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of (i) $3,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Base Rate Loans or any lesser amount outstanding and (ii) $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Term SOFR Loans or any lesser amount outstanding. A Notice of Prepayment received after 1:00 p.m. shall be deemed received on the next Business Day. Each such prepayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

(c)    Limitation on Prepayment of Loans. Any prepayment of any Term SOFR Loan on any day other than on the last day of the Interest Period applicable thereto, shall be, if applicable, subject to the terms of Section 4.9 hereof.

SECTION 2.5 Mandatory Commitment Reductions and Repayments.

(a)    Commitment Termination Date. Unless previously terminated, the Commitments shall automatically terminate on the Commitment Termination Date (after giving effect to the funding of any Loans on such date). Any termination of the Commitments pursuant to this Section 2.5(a) shall be permanent. The Borrower shall notify the Administrative Agent upon the termination of the Commitments pursuant to this Section 2.5(a) and the Administrative Agent shall promptly notify each Lender upon receipt of such notice.

(b)    Repayment on Maturity Date. The Borrower hereby agrees to repay the outstanding principal amount of all Loans to the Borrower in full on the Maturity Date with all accrued but unpaid interest thereon.

(c)    Mandatory Reductions and Prepayments.

(i) Debt Issuances, Equity Issuances and Dispositions. In the event that the Borrower or any of its Subsidiaries receives any Net Cash Proceeds from:

(A)    the incurrence of any Indebtedness by the Borrower or any of its Subsidiaries, other than Excluded Debt; or

(B)    the issuance of any Equity Interests by the Borrower, other than an Excluded Equity Issuance; or

(C)    from any Disposition, other than an Excluded Disposition or the Specified Divestiture; or

(D)    from the Specified Divestiture;

then (x) prior to the Closing Date, the undrawn Commitments shall be automatically reduced in an amount equal to 100% of such Net Cash Proceeds (or, in the case of the Specified Divestiture, an amount equal to 50% of such Net Cash Proceeds) on the date of receipt by the Borrower or such Subsidiary thereof until the undrawn Commitments equal zero, or (y) after the Closing Date, the Borrower shall prepay the Loans in an amount equal to 100% of such Net Cash Proceeds (or, in the case of the Specified Divestiture, an amount equal to 50% of such Net Cash Proceeds) to the extent remaining following the reduction of the Commitments to zero, not later than five (5) Business Days following receipt by the Borrower thereof; provided that, solely with respect to Net Cash Proceeds received in respect of any Disposition (including the Specified Divestiture), no such Net Cash Proceeds shall be required to be applied to reduce the Commitments or prepay Loans pursuant to this Section 2.5(c)(i) to the extent that such Net Cash Proceeds are reinvested (or committed to be reinvested) in the business of the Borrower or any of its Subsidiaries within 9 months following receipt thereof (for the avoidance of doubt, such reinvestment may constitute acquisitions or other similar transactions). The Borrower shall provide the Administrative Agent with written notice of its intent to reinvest any such Net Cash Proceeds from Dispositions promptly upon receipt thereof.

(ii)    Qualifying Loan Facility. If, prior to the Closing Date, the Borrower or any of its Subsidiaries shall enter in to a term loan or other credit agreement (including an amendment to any existing agreement, including the Revolving Credit Agreement and the Receivables Financing Agreement) for the stated purpose of financing the Transactions which has conditions to availability thereunder that are no more restrictive than the conditions set forth in Section 5.2 (as determined by the Borrower in its reasonable discretion) (a “Qualifying Loan Facility”), then the Commitments shall be automatically reduced in an amount equal to the commitments thereunder on the date of the execution of such Qualifying Loan Facility.

(iii)    Free Cash Flow. On or prior to the date of the public filing of the Borrower’s earnings release for each Fiscal Quarter, commencing with the first full Fiscal Quarter of the Borrower ending after the Closing Date, the Borrower shall calculate the amount of, and notify the Administrative of such amount of, Free Cash Flow for such Fiscal Quarter and, on the date of the public filing of the Borrower’s earnings release for each Fiscal Quarter, commencing with the first full Fiscal Quarter of the Borrower ended after the Closing Date, prepay the Loans in an amount equal to 50% of Free Cash Flow for such Fiscal Quarter. For the avoidance of doubt, no Commitments shall be reduced pursuant to this clause (iii) prior to the occurrence of the Closing Date.

(d)    Notice of Mandatory Prepayments. The Borrower shall provide prompt written notice to the Administrative Agent of any required prepayments under Section 2.5(c).

(e) Non-Domestic Subsidiaries. Notwithstanding anything to the contrary in Section 2.5(c) above, prepayments and Commitment reductions from Net Cash Proceeds received by non-Domestic Subsidiaries of the Borrower will not be required pursuant to Section 2.5(c) to the extent such prepayments and Commitment reductions (or the distribution of such Net Cash Proceeds to the Borrower in connection with such prepayment or Commitment reduction) would result in material adverse tax consequences to the Borrower (as reasonably determined by the Borrower) or would be prohibited or restricted by applicable law, rule or regulation.

ARTICLE III [RESERVED]

ARTICLE IV GENERAL LOAN PROVISIONS

SECTION 4.1 Interest.

(a)    Interest Rate Options. Subject to the provisions of this Section, at the election of the Borrower, the Loans made hereunder shall bear interest at (A) the Base Rate plus the Applicable Margin for Base Rate Loans or (B) Adjusted Term SOFR plus the Applicable Margin for Term SOFR Loans.

The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan and any Term SOFR Loan or any portion thereof as to which the Borrower has not duly specified an Interest Period as provided herein shall be deemed a Loan for a one-month Interest Period.
(b)    Interest Periods. In connection with each Term SOFR Loan, the Borrower by giving notice at the times described in Section 2.3 or 4.2, as applicable, shall elect an interest period (each, an “Interest Period”) to be applicable to such Loan, which Interest Period shall be a period of one (1), three (3), or six (6) months; provided that:

(i)    the Interest Period shall commence on the date of advance of or conversion to any Term SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(ii)    if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(iii)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(iv)    no Interest Period shall extend beyond the Maturity Date; and

(v)    there shall be no more than ten Interest Periods in effect at any time.

(c)    Default Rate. Subject to Section 9.2, (i) automatically upon the occurrence and during the continuance of a Specified Event of Default, or (ii) at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, all Obligations arising hereunder or under any other Loan Documents shall bear interest at a fluctuating interest rate per annum at all times equal to a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to such Obligations (provided, that if no rate for such Obligation is set forth herein or in such other Loan Document, then such Obligation shall bear interest at a rate per annum equal to two percent in excess of the rate (including Applicable Margin) then applicable to Base Rate Loans) to the fullest extent permitted by Applicable Law as determined in accordance with Section 4.1(e).

Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

(d)    Interest Payment and Computation. Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing with the first calendar quarter ending after the Closing Date and on the Maturity Date. Interest on each Term SOFR Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three months, at the end of each three-month interval during such Interest Period, and on the Maturity Date. Notwithstanding the foregoing, accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. All computations of interest for Base Rate Loans based on the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).

(e)    Maximum Rate.

(i)    In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

(ii)    [Reserved].

(iii)    In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

SECTION 4.2 Notice and Manner of Conversion or Continuation of Loans. Provided that (i) no Default or Event of Default has occurred and is then continuing and (ii) the Administrative Agent, at the direction of the Required Lenders, shall not have notified the Borrower to the contrary, the Borrower shall have the option to:

(a)    convert at any time on or after the second Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans in a principal amount equal to $3,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more Term SOFR Loans; and

(b)    upon the expiration of any Interest Period with respect to any Term SOFR Loans (i) convert any part of its outstanding Term SOFR Loans in a principal amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans or the entire remaining amount thereof or (ii) continue such Term SOFR Loans as Term SOFR Loans.

Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 1:00 p.m. (i) on the same Business Day of a proposed conversion of such Loan to a Base Rate Loan and (ii) at least three (3) Business Days before the day on which a proposed conversion or continuation of such Loan to a Term SOFR Loan is to be effective specifying:

(A)    the Loans to be converted or continued, and, in the case of any Term SOFR Loan to be converted or continued, the last day of the Interest Period therefor;

(B)    the effective date of such conversion or continuation (which shall be a Business Day);

(C)    the principal amount of such Loans to be converted or continued; and

(D)    the Interest Period to be applicable to such converted or continued Term SOFR Loan.

The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.

SECTION 4.3 Fees.

(a)    Commitment Fee. Without duplication of any Commitment Fees previously paid in accordance with Section 2.4, the Borrower shall pay to the Administrative Agent, for the account of each Lender, on the Closing Date (or, if earlier, the date on which any Commitments are terminated, in accordance with Section 2.4) a commitment fee (the “Commitment Fee”) in Dollars calculated at a rate per annum equal to the Applicable Commitment Fee Rate multiplied by the daily average undrawn Commitment of such Lender during the period from and including the Effective Date to but excluding the Closing Date (or, if earlier, the date on which any Commitments are terminated, in accordance with Section 2.4).

(b)    Duration Fee. The Borrower shall pay to the Administrative Agent, for the account of each Lender, a duration fee (the “Duration Fee”) in Dollars in an amount equal to 0.15% of the aggregate principal amount of the Loans of such Lender outstanding at 5:00 p.m., New York City time, on the date that is 180 days after the Closing Date, which Duration Fee shall be fully earned, due and payable on such date.

(c)    Other Fees. The Borrower shall pay to MSSF such fees in the amounts and at the times as specified in the Fee Letter.

SECTION 4.4 Manner of Payment. Each payment by the Borrower on account of the principal of or interest on any Loan or of any fee, commission or other amounts payable to the Lenders under this Agreement (or any of them) shall be made not later than 2:00 p.m. (or such other time as expressly specified under this Agreement) (such time, the “Payment Time”) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars (except as set forth below), in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever. Any payment received after the Payment Time shall be deemed to have been made on the next succeeding Business Day. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent (i) shall distribute to each such Lender at its address for notices set forth herein its pro rata share of such payment in accordance with the amounts then due and payable to such Lenders (except as specified below) and (ii) shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 4.9, 4.10, 4.12 or 11.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 4.1(b)(ii) and (iii), if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest payable along with such payment.

SECTION 4.5 [Reserved].

SECTION 4.6 Adjustments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 4.9, 4.10, 4.12 or 11.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that

(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii)    the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

SECTION 4.7 Obligations of Lenders.

(a)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.3(b) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at;

(i)    in the case of a payment to be made by such Lender, the greater of (1) the daily average Federal Funds Rate and (2) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation; and

(ii)    in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.

If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b)    Nature of Obligations of Lenders Regarding Loans. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several. The failure of any Lender to make available its Loans requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Loans available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Loans available on the Closing Date (or the Pre-Funding Date, as applicable).

SECTION 4.8 Changed Circumstances.

(a)    Circumstances Affecting Term SOFR.

(i)    Subject to clause (c) below, if, for any reason on or prior to the first day of any Interest Period with respect to a Term SOFR Loan (A) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered to banks in the applicable interbank market for the amount and Interest Period of such Loan, (B) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Term SOFR for such Interest Period or (D) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period and shall have provided notice of such determination to the Administrative Agent, then the Administrative Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (x) any obligation of the Lenders to make Term SOFR Loans and any right of the Borrower to convert any Loan or continue any Loan as a Term SOFR Loan shall be suspended and any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (y) if such determination pursuant to Section 4.8(a)(i) affects the calculation of Base Rate, the Administrative Agent shall during the period of such suspension compute Base Rate without reference to clause (c) of the definition of “Base Rate”. Upon any such prepayment or conversion, the Borrower shall also pay any additional amounts required pursuant to Section 4.9.

(b)    Laws Affecting Term SOFR Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any Term SOFR Loan, or to determine or charge interest based upon Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) any obligation of the Lenders to make Term SOFR Loans and any right of the Borrower to convert any Loan to a Term SOFR Loan or continue any Loan as a Term SOFR Loan shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”, in each case until each such affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (A) the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans to Base Rate Loans on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Term SOFR Loans to such day and (B) if necessary to avoid such illegality, the Administrative Agent shall during the period of such suspension compute the Base Rate without reference to clause (c) of the definition of “Base Rate”, in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay any additional amounts required pursuant to Section 4.9.

(c)    Benchmark Replacement Setting.

(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 4.8(c)(i)(A) will occur prior to the applicable Benchmark Transition Start Date.

(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.8(c)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.8(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.8(c).

(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (A) in the case of any request for any affected Term SOFR Loans, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 4.9. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

SECTION 4.9 Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense (including, without limitation, any foreign exchange costs but, excluding any loss of anticipated profit) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a Term SOFR Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation in connection with a Term SOFR Loan, or (c) due to any payment, prepayment or conversion of any Term SOFR Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Term SOFR Loans in the applicable interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

SECTION 4.10 Increased Costs.

(a)    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender;
(ii)    subject any Lender to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or the applicable interbank or other applicable market any other condition, cost or expense (other than Taxes) affecting this Agreement or any Term SOFR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting into or maintaining any Term SOFR Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, the Borrower shall promptly pay to any such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered, as reasonably determined by such Lender (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with such Lender’s general practices under similar circumstances in respect of similarly situated borrowers with credit agreements entitling it to make such claims, after consideration of such factors as such Lender then reasonably determines to be relevant.

(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time upon written request of such Lender the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered, as reasonably determined by such Lender (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with such Lender’s general practices under similar circumstances in respect of similarly situated borrowers with credit agreements entitling it to make such claims, after consideration of such factors as such Lender then reasonably determines to be relevant.

(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section (including, to the extent such information is not deemed by such Lender to be confidential or proprietary to such Lender, reasonable details on the calculations performed by such Lender or its holding company in determining such amount or amounts) and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

(d)    Exchange Indemnification and Increased Costs. The Borrower shall, upon demand from the Administrative Agent or any Lender, pay to the Administrative Agent or such Lender the amount of (i) any loss or cost or increased cost incurred by such Person, (ii) any reduction in any amount payable to or in the effective return on the capital to such Person, (iii) [reserved] or (iv) any currency exchange loss that such Person sustains, in each case of clauses (i) through (iv), as a result of any payment being made by the Borrower in a currency other than Dollars. A certificate of the Administrative Agent setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate the Administrative Agent or Lender shall be conclusively presumed to be correct save for manifest error.

(e)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law or other events or conditions giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty day period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 4.11 [Reserved].

SECTION 4.12 Taxes.

(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Credit Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes, except as required by Applicable Law. If any Credit Party or the Administrative Agent shall be required by Applicable Law to deduct any Indemnified Taxes from such payments, then (i) the sum payable by the applicable Credit Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the Administrative Agent, as the case may be, shall make such deductions and (iii) the Borrower or the Administrative Agent, as the case may be, shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)    Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent, timely reimburse it for the payment of any Other Taxes.

(c)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) that are paid by (or required to be withheld or deducted from payments to) the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 4.12, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)    Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.12(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender:

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, duly executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    duly executed copies of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)    to the extent a Foreign Lender is not the beneficial owner, duly executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable

Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(E)    the Administrative Agent shall deliver to the Borrower, on or before the date on which it becomes the Administrative Agent hereunder (and thereafter promptly from time to time upon the reasonable request of Borrowers), either (i) a duly executed copy of an IRS Form W-9 (or any applicable successor form) certifying that it is exempt from U.S. federal backup withholding, or (ii) a duly executed copy of IRS Form W-ECI (or an applicable successor form) (with respect to any payments to be received on its own behalf) and a duly executed copy of IRS Form W-8IMY (or any applicable successor form) (for all other payments) establishing that the Administrative Agent will act as a withholding agent for any U.S. federal withholding tax imposed with respect to any payments made to Lenders under this Agreement. The Administrative Agent agrees that if any form or certification it previously delivered has expired or become inaccurate in any respect, it shall update such form or certification.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)    Treatment of Certain Refunds. If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund or credit in lieu thereof of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund or credit in lieu thereof within thirty (30) days of such determination (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes giving rise to such refund or credit in lieu thereof), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit in lieu thereof); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

(g)    Survival. Each party’s obligations under this Section 4.12 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the termination of the Loan Documents and the repayment, satisfaction or discharge of the Obligations.

(h)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.9(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (h). The agreements in this paragraph (h) shall survive the resignation and/or replacement of the Administrative Agent.

SECTION 4.13 Mitigation Obligations; Replacement of Lenders.

(a)    Designation of a Different Lending Office. If any Lender delivers notice to the Administrative Agent pursuant to Section 4.8(b), or requests compensation under Section 4.10, or requires the Borrower to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.12, then, upon the request of the Borrower, such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would make it lawful or possible, as the case may be, to honor its obligations to make or maintain Term SOFR Loans hereunder or would eliminate or reduce amounts payable pursuant to Section 4.10 or Section 4.12, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender becomes unable to make or maintain Term SOFR Loans under Section 4.8(b), requests compensation under Section 4.10, or if the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.12, or if any Lender is a Defaulting Lender hereunder or becomes a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.9), all of its interests, rights (other than its existing rights to payments under Section 4.12) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.9;

(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)    in the case of any such assignment resulting from a claim for compensation under Section 4.10 or payments required to be made pursuant to Section 4.12, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)    such assignment does not conflict with Applicable Law; and

(v)    in the case of any such assignment with respect to a Non-Consenting Lender pursuant to Section 4.13(b), (A) such assignment shall be permitted hereunder only if no Event of Default has occurred and is continuing at the time of such proposed assignment and (B) each assignee shall consent, at the time of such assignment, to each matter in respect of which such assignor Lender was a Non-Consenting Lender.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 4.14 [Reserved].

SECTION 4.15 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.2.

(b)    [Reserved].

(c)    Certain Fees. For any period during which that Lender is a Defaulting Lender, that Defaulting Lender shall not be entitled to receive any Commitment Fee pursuant to Section 4.3 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(d)    [Reserved].

(e)    Termination of Defaulting Lender. Prior to the Closing Date, the Borrower may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than two (2) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 4.15(b) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender.

ARTICLE V CONDITIONS PRECEDENT

SECTION 5.1 Conditions Precedent to the Effective Date. The effectiveness of the Commitments is subject to the satisfaction (or waiver in accordance with Section 11.2) of each of the following conditions:

(a)    Executed Loan Documents. This Agreement, a Note in favor of each Lender requesting a Note, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto and shall be in full force and effect.

(b)    Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i)    Certificate of Secretary of the Borrower. A certificate of the secretary, assistant secretary, director, officer or other authorized person, as the case may be, of the Borrower certifying as to the incumbency and genuineness of the signature of each officer of the Borrower or other authorized person executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation of the Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (B) the bylaws of the Borrower as in effect on the Effective Date, and (C) resolutions duly adopted by the board of directors (or other governing body) of the Borrower authorizing the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party.

(ii)    Certificates of Good Standing. Certificates as of a recent date of the good standing (or the equivalent thereof, if any) of the Borrower under the laws of its jurisdiction of organization.

(iii)    Opinion of Counsel. A favorable opinion Davis Polk & Wardwell LLP, counsel to the Borrower, addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Administrative Agent shall request and which opinion shall permit reliance by successors and permitted assigns of each of the Administrative Agent and the Lenders.

(c)    Miscellaneous.

(i)    PATRIOT Act; Etc.. At least three (3) Business Days prior to the Effective Date, the Borrower shall have provided to the Administrative Agent and the Lenders the documentation and other information as reasonably requested in writing by the Administrative Agent or any Lender at least ten (10) Business Days prior to the Effective Date in order to comply with requirements of applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Act.

(ii)    Payment of Expenses. All reasonable and documented out-of-pocket expenses of the Administrative Agent and the Lead Arranger invoiced to the Borrower at least three (3) Business Days prior to the Effective Date required to be paid on or before the Effective Date shall have been paid.

The occurrence of the Effective Date shall be confirmed by a written notice from the Administrative Agent to the Borrower on the Effective Date, and shall be conclusive evidence of the occurrence thereof.

SECTION 5.2 Conditions Precedent to the Closing Date. The obligations of the Lenders to make Loans on the Closing Date are subject to the satisfaction (or waiver in accordance with Section 11.2) of the following conditions precedent not later than the Commitment Termination Date:

(a)    Consummation of Masonite Acquisition. The Masonite Acquisition shall have been (or substantially concurrently with the funding of the Loans, shall be) consummated in all material respects in accordance with the Masonite Acquisition Agreement as in effect on February 8, 2024 without giving effect to any amendments, modifications, supplements or waivers by the Borrower (or its applicable Affiliates) thereto or consents by the Borrower (or its applicable Affiliates) thereunder that are materially adverse to the Lenders or the Lead Arranger without the Lead Arranger’s prior written consent (not to be unreasonably withheld, delayed or conditioned), it being understood and agreed that any change in the price not exceeding a 10% increase or decrease in the aggregate purchase price consideration to be paid under the Masonite Acquisition Agreement will be deemed not to be materially adverse (and any such increase or decrease in such purchase consideration in the aggregate in excess of such threshold will be deemed to be materially adverse) to the interests of the Lenders or the Lead Arranger and will not require the prior written consent of the Lead Arranger to the extent that, in the case of any cash decrease, such decrease shall have been fully allocated to a reduction of the Commitments hereunder.
(b)    No Company MAE. There shall have not occurred a Company Material Adverse Effect (as defined in the Masonite Acquisition Agreement as in effect on February 8, 2024) since February 8, 2024.

(c)    Financial Statements. The Lead Arranger shall have received (a)(i) audited consolidated balance sheets and the related audited consolidated statements of earnings, comprehensive earnings, cash flows and stockholders’ equity of the Borrower for each of the most recent three fiscal years ending at least 60 days prior to the Closing Date and (ii) unaudited interim condensed consolidated balance sheets and the related unaudited interim condensed consolidated statements of earnings, comprehensive earnings, cash flows and stockholders’ equity of the Borrower for each fiscal quarter (other than the fourth fiscal quarter) ended since the date of the Borrower’s most recent audited balance sheet delivered pursuant to clause (a)(i) above and at least 40 days prior to the Closing Date, (b)(i) audited consolidated balance sheets of the Masonite Acquired Business for the fiscal year ended December 31, 2023, and the related audited consolidated statements of income and comprehensive income, changes in equity and cash flows of the Masonite Acquired Business for the fiscal year ended December 31, 2023 and (ii) unaudited condensed consolidated balance sheets of the Masonite Acquired Business, and the related unaudited condensed consolidated statements of income and comprehensive income, changes in equity and cash flows of the Masonite Acquired Business for any fiscal quarter ending after December 31, 2023 and ended at least 45 days prior to the Closing Date (other than the fourth quarter), setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Masonite Acquired Business’ previous fiscal year and

(c) customary pro forma financial statements of the Borrower giving effect to the Transactions (as would be required by Rule 3-05 and Article 11 of Regulation S-X under the Securities Act in a Current Report on Form 8-K based on the Closing Date, but regardless of when the Borrower files such financial statements), in each case solely if, and to the extent, required by Regulation S-X or Regulation S-K to be included or incorporated by reference in a registration statement on Form S-3 (with such exceptions as are customary for transactions of the offering type but, in the case of clause (c) above, regardless of when the Borrower files such financial statements), prepared in accordance with U.S. generally accepted accounting principles and meeting the requirements of Regulation S-X under the Securities Act and all other applicable accounting rules and regulations of the Commission promulgated thereunder and required to be included in a registration statement on Form S-3 (with such exceptions as are customary for transactions of the offering type); provided, that the filing of the required financial statements on Form 10-K, Form 10-Q or Form 8-K by the Borrower or the Masonite Acquired Business will be deemed to satisfy the applicable requirements of the foregoing clauses (a) through (c), so long as a subsequent Form 8-K, Item 4.02 has not been filed with respect to the financial statements included therein.

(d)    Closing Certificates; Representations. (A) The Administrative Agent shall have received (x) a closing certificate confirming (i) no changes to the resolutions, organizational documents and incumbency certificates with respect to each of the Credit Parties delivered pursuant to Section 5.1(b)(i) since the delivery thereof on the Effective Date (or providing updates thereto) and (ii) satisfaction of the conditions in clauses (a), (b) and (d)(B) of this Section 5.2, (y) a Notice of Borrowing in accordance with Section 2.3(a) and (B) (x) the Specified Representations shall be true and correct in all material respects as of the Closing Date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such date and (y) the Masonite Acquisition Agreement Representations shall be true and correct.

(e)    Solvency. The Administrative Agent shall have received a solvency certificate from the chief financial officer in substantially the form of Exhibit J hereto certifying that the Borrower and its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are solvent.

(f)    Payment of Fees and Expenses. The Lead Arranger, the Administrative Agent and the Lenders shall have received all fees and expenses required to be paid on or prior to the Closing Date and, with respect to expenses, invoiced to the Borrower at least three (3) Business Days prior to the Closing Date or the Pre-Funding Date, as applicable.

(g)    PATRIOT Act; Etc. The Administrative Agent shall have received, at least three business days prior to the Closing Date, all documentation and other information relating to any Credit Party required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Act requested in writing by the Administrative Agent at least ten (10) Business Days prior to the Closing Date.

SECTION 5.3 Funding of the Loans Prior to the Closing Date. The Borrower may request in the applicable Notice of Borrowing, which shall be delivered in accordance with Section 2.3(a), that the Lenders fund their Loans one Business Day in advance of the anticipated Closing Date (which anticipated Closing Date shall have been reasonably determined by the Borrower upon delivering such Notice of Borrowing) (such request, the “Pre-Funding Election” and such requested date of funding, the “Pre-Funding Date”), in which case, each Lender shall make available to the Administrative Agent its Loan in same day funds (such amounts, the “Pre-Funded Amount”) not later than 12:00 P.M. (New York City time) on the Pre-Funding Date in accordance with Section 2.3(b), as if such Pre-Funding Date was the applicable date such Loans were to be made; provided that all conditions set forth in Section 5.2 (other than the Masonite Acquisition Related Conditions) shall be satisfied on such Pre-Funding Date. The parties hereby agree that (i) the Loans so funded shall accrue interest as contemplated by Section 4.1 from the Pre-Funding Date and be due and payable to the Lenders on the dates set forth in and otherwise in accordance with Section 4.1 (except to the extent provided in clause (y) of the immediately succeeding sentence), as if such Loans were funded to the Borrower on the Pre-Funding Date, (ii) all fees that would have been payable to the Lenders on the Closing Date pursuant to Section 5.2(f) shall be due and payable on the Pre-Funding Date and (iii) the proceeds of the Loans shall not be released from the Pre-Funded Account until the Closing Date occurs in accordance with Section 5.2. Each Lender hereby authorizes the Administrative Agent to release the Pre-Funded Amount deposited by the Lenders into the Pre-Funded Account and make such funds available to the Borrower on the Closing Date subject solely to the satisfaction (or waiver in accordance with Section 11.2) of each of the Masonite Acquisition Related Conditions on the Closing Date, whereupon the Administrative Agent will make such funds available to the Borrower in immediately available funds to the account or accounts specified by the Borrower to the Administrative Agent in the Notice of Borrowing. The parties hereby further agree that if a Pre-Funding Election has been made by the Borrower, no commitment fee pursuant to Section 4.3(a) shall accrue on any date on which the amount funded on the Pre-Funded Amount is held in the Pre-Funded Account. If the Closing Date does not occur on or before the earlier of the second Business Day after the Pre-Funding Date and the Commitment Termination Date, then on the Business Day immediately following such earlier date (such date, the “Return Date”), (x) the Loans shall be repaid immediately, (y) the Borrower shall pay all interest accrued thereon from the Pre-Funding Date to the Return Date (together with any such amounts owed under Section 4.9, calculated as if the return of such funds was a prepayment of Loans in an equal principal amount on the Return Date) and (z) if the Commitment Termination Date has not occurred, the Commitments shall be restored to the amount they would have been at but for the funding of the Advances on the Pre-Funding Date. For the avoidance of doubt, (x) the funding of the Pre-Funding Amount shall not constitute a Loan (or a borrowing of Loans by) the Borrower until such amount has been released to the Borrower on the Closing Date in accordance with this Section 5.3 and (y) any return of the Pre-Funded Amount to the Lenders in accordance with this Section 5.3 shall not constitute a prepayment. The Borrower shall be liable for all accrued and unpaid interest, fees and other expenses as provided for herein, including any fees and expenses of the Administrative Agent in connection with the establishment and maintenance of the Pre-Funded Account. For purposes hereunder, the “Masonite Acquisition Related Conditions” means the conditions set forth in Sections 5.2(a), (b), (d)(A)(x)(ii) and (d)(B)).

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower makes the following representations, warranties and agreements, in each case, on the Effective Date (other than Sections 6.5(b), 6.8(a) and 6.19) and on the Closing Date (after giving pro forma effect to the Transactions), all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans.

SECTION 6.1 Company Status. Each of the Borrower and each of its Material Subsidiaries is a duly organized and validly existing Company in good standing (or the local equivalent) under the laws of the jurisdiction of its organization. The Borrower has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications; except for failures which would not reasonably be expected to have a Material Adverse Effect. Nothing in this Section 6.1 shall prevent the dissolution, merger, sale, transfer or other disposition of any Subsidiary of the Borrower or other transactions by the Borrower or any of its Subsidiaries permitted pursuant to Section 8.2.

SECTION 6.2 Power and Authority. Each Credit Party has the Company power and authority to execute, deliver and perform the terms and provisions of each of the Loan Documents to which it is party and has taken all necessary Company action to authorize the execution, delivery and performance by it of each of such Loan Documents. Each Credit Party has duly executed and delivered each of the Loan Documents to which it is party, and each of such Loan Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

SECTION 6.3 No Violation. Neither the execution, delivery or performance by any Credit Party of the Loan Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority binding on the Borrower and its Subsidiaries, (ii) will result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, in each case to which any Credit Party or any of its Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject other than any agreement, contract or instrument terminated, discharged or replaced as of the Closing Date, or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any of its Subsidiaries, in each case in (i), (ii) and (iii) (other than in respect of the Credit Parties), which would reasonably be expected to result in a Material Adverse Effect.

SECTION 6.4 Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made or those where the failure to obtain would not reasonably result in a Material Adverse Effect), or exemption by, any Governmental Authority is required to be obtained or made under Applicable Law by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, (i) the execution, delivery and performance of any Loan Document or (ii) the legality, validity, binding effect or enforceability of any such Loan Document.

SECTION 6.5 Financial Statements; Financial Condition.

(a)    The audited consolidated balance sheet of the Borrower and its Subsidiaries at December 31, 2023 and the related consolidated statements of income and cash flows and changes in shareholders’ equity of the Borrower and its Subsidiaries for the fiscal year of the Borrower ended on such date furnished to the Lenders prior to the Closing Date, presents fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries at the date of said financial statements and the results for the period covered thereby. Such financial statements have been prepared in accordance with U.S. GAAP consistently applied except to the extent provided in the notes to said financial statements.

(b)    On and as of the Closing Date, and after giving effect to the Transactions and to all Indebtedness (including the Loans) being incurred or assumed or paid and discharged by the Credit Parties in connection therewith, (i) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date. For the purposes of this Section 6.5(b), the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing as of the date hereof, would reasonably be expected to become an actual and matured liability.

(c)    Since December 31, 2023, nothing has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.

SECTION 6.6 Litigation. There are no actions, suits, proceedings, grievances or investigations pending or, to the knowledge of the Borrower, threatened in writing (i) with respect to this Agreement or any Loan Document or (ii) that have had, or would reasonably be expected to have a Material Adverse Effect.2

SECTION 6.7 True and Complete Disclosure. All written factual information taken as a whole, and together with all supplements and amendments thereto and any information contained in any public filings made with the SEC pursuant to the Exchange Act, furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or the other Loan Documents is, and all other such factual information taken as a whole hereafter furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender will be, taken as a whole, and together with all supplements and amendments thereto and any information contained in any public filings made with the SEC pursuant to the Exchange Act, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information taken as a whole not misleading in any material respect at such time in light of the circumstances under which such information was provided; it being understood that “factual information” does not include any forward-looking information, projections, estimates, information of a general economic nature or general information about the Borrower’s industry.

SECTION 6.8 Use of Proceeds; Margin Regulations.

(a)    All proceeds of the Loans will be used to finance a portion of (i) the payments to be made in connection with the Masonite Acquisition, (ii) the Masonite Refinancing and (iii) the fees and expenses in connection with the foregoing.

(b)    The value of the Margin Stock at any time owned by the Borrower and its Subsidiaries does not exceed 25% of the value of the assets of the Borrower and its Subsidiaries taken as a whole. No part of the proceeds of any Loan will be used for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

SECTION 6.9 Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority all material returns, statements, forms and reports for Taxes (the “Returns”) required to be filed by, or with respect to the Borrower and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for Taxes of the Borrower and its Subsidiaries, as applicable, for the periods covered thereby. Each of the Borrower and each of its Subsidiaries has paid all federal and state income Taxes and all other material Taxes and assessments payable by it which have become due, other than those (i) that are being contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with U.S. GAAP or (ii) the nonpayment of which would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.10 Compliance with ERISA; Non-U.S. Plans.

(a)    The Borrower and each ERISA Affiliate have operated and administered each Plan in compliance with all Applicable Laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has incurred any liability pursuant to Title IV of ERISA, and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Borrower or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Borrower or any ERISA Affiliate, other than, in any case, such liabilities or Liens as would not reasonably be expected to result in the occurrence of a Material Adverse Effect.

(b)    Neither the Borrower nor any ERISA Affiliate has incurred (i) withdrawal liabilities (or are subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that would reasonably be expected to result in the occurrence of a Material Adverse Effect or (ii) any obligation in connection with the termination or withdrawal from any Non-U.S. Plan that would reasonably be expected to result in the occurrence of a Material Adverse Effect.

(c)    The expected postretirement benefit obligation (determined as of the last day of the Borrower’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Borrower would not reasonably be expected to result in the occurrence of a Material Adverse Effect.

(d)    All Non-U.S. Plans have been registered, established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply would not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or Applicable Laws to be paid or accrued by the Borrower and each of its Subsidiaries have been paid or accrued as required and all obligations of the Borrower and each of its Subsidiaries under each applicable Non-U.S. Plan document have been performed by the Borrower and each of its

Subsidiaries, except where failure so to pay or accrue such amounts or to perform such obligations, as the case may be, would not be reasonably expected to have a Material Adverse Effect.

SECTION 6.11 [Reserved].

SECTION 6.12 Subsidiaries. No Domestic Subsidiary (other than an SPV that is a party to an Asset Securitization permitted hereunder) has guaranteed any Material Indebtedness of the Borrower.

SECTION 6.13 Compliance with Statutes, etc. The Borrower and each of its Subsidiaries is in compliance with all Applicable Law in respect of its business or property, except such non-compliances as would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.14 Environmental Matters.

(a)    Except as would not reasonably be expected to result in the occurrence of a Material Adverse Effect: (i) each of the Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws; (ii) the Borrower and each of its Subsidiaries have obtained all of the permits and approvals required of them under Environmental Laws for the operation of their respective businesses; (iii) there are no pending or, to the knowledge of the Borrower, threatened Environmental Claims against the Borrower or any of its Subsidiaries, including with respect to any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by the Borrower or any of its Subsidiaries of any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries); and (iv) to the knowledge of Borrower, there are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Borrower or any of its Subsidiaries, or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries) that are expected (x) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries, including with respect to any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries or (y) to cause any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property for industrial uses by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

(b)    Other than in a manner that could not reasonably be expected to result in liability under all applicable Environmental Laws, Hazardous Materials have not at any time been Released on or from, any Real Property by the Borrower or any of its Subsidiaries during the time that such Real Property was or has been owned, leased or operated by the Borrower or any of its Subsidiaries in a manner that would reasonably be expected to result in the occurrence of a Material Adverse Effect.

SECTION 6.15 Investment Company Act. Borrower is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 6.16 Intellectual Property, etc. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary for the present and ongoing conduct of its business, and the use thereof by the Borrower and each of its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements or the failure to own or have or continue to own or have which, as the case may be, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.17 Sanctions, Anti-Money Laundering and Anti-Corruption Laws. Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower, any of the officers, directors, employees or agents of itself or its Subsidiaries is a Sanctioned Person or otherwise the target of any Sanctions such that Administrative Agent or any Lender is prohibited under Sanctions from transacting with the Borrower. The Borrower will not use proceeds of any Loan in any manner that will cause a violation of Anti-Money Laundering Laws, Anti-Corruption Laws or Sanctions by any Person participating in the transaction contemplated by this Agreement. The Borrower and its Subsidiaries have implemented and maintain in effect policies and procedures designed to promote compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions, and the Borrower, its Subsidiaries and their respective officers and to the knowledge of the Borrower, its and its Subsidiaries’ directors, employees and agents, are in compliance with Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions in all material respects.

SECTION 6.18 Affected Financial Institutions. No Credit Party is an Affected Financial Institution.

SECTION 6.19 No Specified Event of Default. On and as of the Closing Date, after giving effect to the Transactions, no Event of Default has occurred pursuant to Section 9.1(a) as a result of a nonpayment of invoiced fees that are due and payable on or prior to the Closing Date or Section 9.1(e) with respect to the Borrower.

ARTICLE VII AFFIRMATIVE COVENANTS

The Borrower hereby covenants and agrees that on and after the Closing Date and until all of the Commitments and all Loans and other Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash:

SECTION 7.1 Information Covenants. The Borrower will furnish to the Administrative Agent (who shall furnish to each Lender):

(a)    Quarterly Financial Statements. Within 45 days after the close of each of the first three Fiscal Quarters in each Fiscal Year of the Borrower commencing with the first Fiscal Quarter ending after the Closing Date, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and retained earnings and statement of cash flows for such Fiscal Quarter and for the elapsed portion of the Fiscal Year ended with the last day of such Fiscal Quarter, all of which shall be certified by the chief financial officer, the treasurer or any financial officer (including a controller) of the Borrower that they fairly present in all material respects in accordance with U.S. GAAP the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and

(b)    Annual Financial Statements. Within 90 days after the close of each Fiscal Year of the Borrower commencing with the first Fiscal Year ending after the Closing Date, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income and retained earnings and statement of cash flows for such Fiscal Year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with U.S. GAAP consistently applied.

(c)    [Reserved].

(d)    Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 7.1(a) and (b), an Officer’s Compliance Certificate from the chief financial officer, treasurer or other financial officer (including a controller) of the Borrower substantially in the form of Exhibit F certifying on behalf of the Borrower that, to such officer’s knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth in reasonable detail the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Section 8.8 at the end of such Fiscal Quarter or Fiscal Year, as the case may be.

(e)    Notice of Default, Litigation and Material Adverse Effect. Promptly, and in any event within five (5) Business Days after any executive or senior managing officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, or (ii) any other event, change or circumstance that has had, or would reasonably be expected to have, a Material Adverse Effect.

(f)    Other Reports and Filings. Promptly (but in any event within ten days) after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the Borrower or any of its Subsidiaries shall publicly file with the SEC or deliver to holders (or any trustee, agent or other representative therefor) of any of its Material Indebtedness pursuant to the terms of the documentation governing the same, provided that any financial information, proxy statements or other material required to be delivered pursuant to this Section 7.1(f) shall be deemed to have been furnished to each of the Administrative Agent and the Lenders on the date that such report, proxy statement or other material is posted on the SEC’s website at www.sec.gov. or posted by the Administrative Agent on SyndTrack, IntraLinks or another similar electronic system or made available on the website of Owens Corning at http://www.owenscorning.com.

(g)    Environmental Matters. Promptly after any officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of any Environmental Claim that results in, or would reasonably be expected to result in a Material Adverse Effect which notice shall describe in reasonable detail the nature of the Environmental Claim to the extent not described in such Claim.

(h)    Rating Information. Promptly after any officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of any change in the corporate credit ratings of the Borrower by any Rating Agency (including, without limitation, a change in the outlook with respect to any such ratings), any notice from a Rating Agency indicating its intent to effect such a change in such ratings or its cessation of, or its intent to cease, providing such ratings of the Borrower, or any notice from a Rating Agency indicating its intent to place the Borrower on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications.

(i)    Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as the Administrative Agent may reasonably request.

Information required to be furnished pursuant to clause (a) or (b) of this Section 7.1 shall be deemed to have been furnished if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on SyndTrack, IntraLinks or another similar electronic system or shall be available on the website of Owens Corning at http://www.owenscorning.com or on the website of the SEC at http://www.sec.gov.

SECTION 7.2 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in conformity with U.S. GAAP and all requirements of Applicable Law or, with respect to the books of record and accounts of a Subsidiary located outside the United States, in accordance with the applicable accounting standards and legal requirements of its local jurisdiction. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Lender (to the extent concurrent with any visit or inspections by the Administrative Agent) to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of accounts of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers, all upon reasonable prior notice and at such reasonable times and intervals (not to exceed once per calendar year unless a Default or Event of Default shall have occurred and be continuing and then such inspections shall be limited to two per calendar year) and to such reasonable extent as the Administrative Agent or any such Lender may reasonably request.

SECTION 7.3 Maintenance of Property; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of the Borrower and its Subsidiaries in good working order and condition, ordinary wear and tear excepted and subject to the occurrence of casualty events except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (ii) maintain with financially sound and reputable insurance companies insurance on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as the Borrower and its Subsidiaries, and (iii) furnish to the Administrative Agent, upon its reasonable request therefor, full information as to the insurance carried; provided that the Borrower and each of its Subsidiaries may self-insure to the extent it reasonably determines that such self-insurance is consistent with prudent business practice.

SECTION 7.4 Existence; Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and permits material to the normal conduct of its business except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section 7.4 shall prevent sales of assets and other transactions by the Borrower or any of its Subsidiaries in accordance with Section 8.2.

SECTION 7.5 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including Environmental Laws), except such non-compliances as would not reasonably be expected to have a Material Adverse Effect.

SECTION 7.6 Compliance with Environmental Laws. The Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws and permits issued under Environmental Laws applicable to, or required by, the ownership, lease or use of its Real Property and any other real property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, except for such noncompliance as would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release, dispose of, or transport or permit the generation, use, treatment, storage, Release, disposal or transport of Hazardous Materials in a manner that would reasonably be expected to give rise to liability of Borrower or any of its Subsidiaries under Environmental Laws, except as would not reasonably be expected to have a Material Adverse Effect.

SECTION 7.7 ERISA Reporting Covenant; Employee Benefits Matters. The Borrower will deliver promptly to the Administrative Agent, within ten Business Days after the Borrower knows of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Borrower, its Subsidiaries, or ERISA Affiliates, as applicable, propose to take with respect thereto:

(i)    with respect to any Plan, any Reportable Event, as defined in section 4043(b) of ERISA and the PBGC regulations thereunder, for which notice thereof has not been waived pursuant to such regulations; or

(ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate, of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)    any event, transaction or condition that would reasonably be expected to result in the incurrence of any liability by the Borrower or any ERISA Affiliate pursuant to Title IV of ERISA, or in the imposition of any Lien on any of the rights, properties or assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate, if such liability or Lien would reasonably be expected to have a Material Adverse Effect; or

(iv)    receipt of notice of the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans that would reasonably be expected to have a Material Adverse Effect.

SECTION 7.8 End of Fiscal Years; Fiscal Quarters. The Borrower will cause (i) its fiscal years to end on December 31 of each calendar year and (ii) its fiscal quarters to end on March 31, June 30, September 30 and December 31 of each calendar year.

SECTION 7.9 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all (other than de minimis) federal and state income Taxes and all other material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all material lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries not otherwise permitted under Section 8.1(i); provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such Tax, assessment, charge, levy or claim (i) which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with U.S. GAAP or (ii) the nonpayment of which would not reasonably be expected to result in a Material Adverse Effect.

SECTION 7.10 Use of Proceeds. The Borrower will use the proceeds of the Loans only as provided in Section 6.8. The Borrower will not, directly or knowingly indirectly, permit the proceeds from any Loan to be used to lend, contribute, provide, or make available to fund, any activity or business with any Sanctioned Person or Sanctioned Country in any manner that will result in any violation by Borrower, any of its Subsidiaries or any party hereto of any Anti-Corruption Laws, Anti-Money Laundering Laws or any applicable Sanctions.

SECTION 7.11 Ratings. The Borrower will use commercially reasonable efforts to cause each of the Rating Agencies to continuously provide (x) corporate credit ratings of the Borrower and (y) credit ratings of the Facility provided hereunder.

SECTION 7.12 Subsidiary Guarantors.
(a)    If any Domestic Subsidiary (other than an SPV that is a party to an Asset Securitization permitted hereunder) shall guarantee any Material Indebtedness of the Borrower, the Borrower will cause, concurrently with the execution of any such guarantee of Material Indebtedness, such Subsidiary and only such Subsidiary to become a Subsidiary Guarantor and cause such Subsidiary to execute and deliver a counterpart to the Subsidiary Guaranty Agreement together with such certificates, opinions and other documents with respect to such Subsidiary of the type that were delivered pursuant to Section 5.1(b) on the Effective Date with respect to the Borrower as reasonably requested by the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent.

(b)    Upon the occurrence of a Guarantor Release Event, a Subsidiary Guarantor shall be automatically released from the Subsidiary Guaranty Agreement so long as such Guarantor is not (or simultaneously upon its release will not be) otherwise required to be a party to the Subsidiary Guaranty Agreement under the immediately preceding subsection (a). The Borrower shall deliver notice of such Guarantor Release Event to the Administrative Agent which notice shall be deemed to constitute a certification that a Guarantor Release Event has occurred and the Administrative Agent shall execute such documentation as may be reasonably requested by the Borrower and such Subsidiary to evidence such release.

SECTION 7.13 Maintenance of Company Separateness. The Borrower will, and the Borrower will cause each of its Material Subsidiaries and each SPV to, satisfy in all material respects Company formalities as required by Applicable Law, including the holding of regular board of directors’ and shareholders’ meetings or action by directors or shareholders without a meeting and the maintenance of Company records, unless such failure would not reasonably be expected to cause a Material Adverse Effect.

SECTION 7.14 Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The Borrower will, and the Borrower will cause each of its Subsidiaries to, (a) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions and (b) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation required for purposes of complying with the Beneficial Ownership Regulation.

ARTICLE VIII NEGATIVE COVENANTS

The Borrower hereby covenants and agrees that on and after the Closing Date and until the Commitments have terminated and all Loans and other Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash:

SECTION 8.1 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired; provided that the provisions of this Section 8.1 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(i)    inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP;

(ii)    Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law or contract, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower’s or such Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(iii)    Liens in existence on the Effective Date and, to the extent securing obligations in excess of $25,000,000, which are listed in Schedule 8.1, plus renewals, replacements and extensions of such Liens, provided that any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries except to the extent that Liens or such additional assets or properties are permitted under another provision of this Section 8.1;

(iv)    Liens created by or pursuant to this Agreement and the other Loan Documents;

(v)    (x) licenses, sublicenses, leases or subleases granted by the Borrower or any of its Subsidiaries to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries and (y) any interest or title of a lessor, sublessor or licensor under any operating lease or license agreement not prohibited by this Agreement to which the Borrower or any of its Subsidiaries is a party (including, without limitation, a Lien on the Borrower’s license of the “Pink Panther” trademark and any proceeds thereof in favor of the licensor thereof);

(vi)    Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 8.4, provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower other than products and proceeds (including, without limitation, insurance condemnation and eminent domain proceeds and contract or other rights, including rights under insurance policies and product warranties) of and accessions to such assets; provided further that such Liens in favor of any lender may be cross-collateralized with respect to other obligations of such type owing to such lender;

(vii)    Liens placed upon equipment or machinery or other tangible assets of the Borrower or any of its Subsidiaries and placed at the time of the acquisition, improvement or construction thereof by the Borrower or such Subsidiary or within 270 days thereafter to secure Indebtedness incurred to pay all or a portion of the price in respect of the acquisition, improvement or construction thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition, improvement or construction of any such equipment or machinery or other tangible assets or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the Indebtedness secured by such Liens is permitted by Section 8.4 and (y) in all events, the Lien encumbering the equipment or machinery or other tangible assets so acquired, improved or constructed does not encumber any other asset of the Borrower or such Subsidiary other than products and proceeds (including, without limitation, insurance condemnation and eminent domain proceeds and contract or other rights, including rights under insurance policies and product warranties) of and accessions to such assets; provided further that such Liens in favor of any lender may be cross-collateralized with respect to other obligations of such type owing to such lender;

(viii)    easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries, taken as a whole;

(ix)    (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on any property leased by the Borrower or any of its Subsidiaries and subordination or similar agreements relating thereto, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries, taken as a whole and (ii) any condemnation or eminent domain proceedings affecting any real property;

(x)    Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into in the ordinary course of business;

(xi)    Liens arising out of the existence of judgments or decrees (but excluding consensual Liens granted by the Borrower or any of its Subsidiaries on any of their assets) that do not constitute an Event of Default under Section 9.1(g);

(xii)    landlords’ liens under leases or licenses to which the Borrower or any of its Subsidiaries is a party;

(xiii)    Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance, completion and guarantee bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice (exclusive of obligations in respect of the payment for borrowed money);

(xiv)    Liens on property or assets acquired by the Borrower or any of its Subsidiaries in existence at the time such property or asset is acquired by the Borrower or such Subsidiary (including by the merger or acquisition of any Person), provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 8.4, and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such merger or acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;

(xv)    Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business to the extent such Liens do not attach to any assets other than the goods subject to such arrangements;

(xvi)    Liens (x) incurred in the ordinary course of business in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attach to such goods or assets, (y) incurred in the ordinary course of business in connection with property owned by third parties installed to provide energy or oxygen at the facilities of the Borrower and its Subsidiaries pursuant to any supply arrangement or operating lease (but not pursuant to a Capital Lease) and (z) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xvii)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Borrower or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management and operating account arrangements;

(xviii)    Liens on Securitization Assets;

(xix)    [reserved];

(xx)    Liens granted solely to the Borrower or a Subsidiary of the Borrower by a Subsidiary of the Borrower;

(xxi)    Liens on property of a Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary permitted to be incurred by Section 8.4; and

(xxii)    additional Liens of the Borrower or any Subsidiary of the Borrower, so long as the aggregate outstanding amount (exclusive of regularly accruing interest or similar amounts which are paid on a current basis) of obligations secured by Liens permitted pursuant to this Section 8.1(xxii) does not exceed the greater of (x) $800,000,000, and (y) 7% of Consolidated Total Assets at any time.

SECTION 8.2 Consolidation, Merger, Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or merge or consolidate, or convey, sell, lease or otherwise dispose of all or substantially all of the properties or assets of the Borrower and its Subsidiaries taken as a whole; provided that:

(i)    each of the Borrower and any of its Subsidiaries may merge or consolidate with and into, be dissolved or liquidated into, or amalgamate with any other Person, so long as (x) in the case of any such merger, consolidation, dissolution, liquidation or amalgamation involving the Borrower, the Borrower is the surviving or continuing entity of any such merger, consolidation, dissolution, liquidation or amalgamation, (y) in all other cases, either (1) the surviving or continuing corporation of any such merger, consolidation, dissolution, liquidation or amalgamation is a Subsidiary of the Borrower or (2) the consideration received in respect of such merger, consolidation, dissolution, liquidation or amalgamation is at least equal to the Fair Market Value of such assets as determined in good faith by the Borrower and (z) no Specified Default or Event of Default shall have occurred and be continuing;

(ii)    any Subsidiary that is not a Material Subsidiary may dissolve or liquidate in the ordinary course of business; and

(iii)    any Subsidiary may merge or consolidate with and into, be dissolved or liquidated into, or amalgamate with any other Person, to consummate an Acquisition.

SECTION 8.3 [Reserved].

SECTION 8.4 Priority Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Priority Indebtedness, except:

(i)    Indebtedness incurred under the Loan Documents;

(ii)    Indebtedness pursuant to (x) Interest Rate Protection Agreements and (y) Other Hedging Agreements entered into in the ordinary course of business and providing protection to the Borrower and its Subsidiaries against fluctuations in currency values or commodity prices in connection with the Borrower or any of its Subsidiaries’ operations, in either case so long as the entering into of such Interest Rate Protection Agreements or Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes;

(iii)    Indebtedness so long as (x) on the date of the respective incurrence thereof no Specified Default or Event of Default then exists or would result therefrom and (y) the aggregate principal amount of all such outstanding Indebtedness does not exceed the greater of (I) $800,000,000 and (II) 7% of Consolidated Total Assets at any time;

(iv)    Indebtedness incurred to finance fixed or capital assets or evidenced by Capitalized Lease Obligations described in Section 8.1(vi) and purchase money Indebtedness described in Section 8.1(vii), provided that in no event shall the sum of the aggregate principal amount of all such outstanding Indebtedness permitted by this Section 8.4(iv) (as measured on the date of each incurrence pursuant to this Section 8.4(iv)) exceed the greater of (x) $700,000,000 and (y) 6% of Consolidated Total Assets;

(v)    Indebtedness incurred under or in connection with any Asset Securitization in an aggregate principal amount not to exceed the greater of (x) $550,000,000 and (y) 5% of Consolidated Total Assets at any time outstanding;

(vi)    Indebtedness constituting Intercompany Loans;

(vii)    Indebtedness consisting of guaranties or Contingent Obligations by the Borrower and its Subsidiaries of each other’s Indebtedness and lease and other obligations permitted under this Agreement;

(viii)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, and Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business;

(ix)    Indebtedness of the Borrower and its Subsidiaries with respect to performance bonds, surety bonds, completion bonds, guaranty bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or any of its Subsidiaries or in connection with judgments that do not result in an Event of Default;

(x)    Indebtedness of the Borrower or any of its Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the acquisition or disposition of assets in accordance with the requirements of this Agreement, so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person except as permitted by Section 8.4(vii);

(xi)    Indebtedness of the Borrower and its Subsidiaries existing on the Effective Date (but excluding the Obligations) and extensions, renewals, replacements and refinancings of any such Indebtedness that do not (I) increase the outstanding principal amount thereof (except by the amount of any accrued interest, premium or fees, costs and expenses paid or payable in connection with such extension, renewal or replacement) unless otherwise permitted pursuant to another provision of this Section 8.4, (II) have any additional obligors or guarantors with respect thereto unless otherwise permitted pursuant to another provision of this Section 8.4 or (III) have any additional Liens to secure such Indebtedness unless otherwise permitted pursuant to Section 8.1;

(xii)    Indebtedness of the Borrower and its Subsidiaries in respect of letters of credit obtained or deposits made in order to provide security for workers’ compensation claims or pension plans, payment obligations in connection with self-insurance or pursuant to statutory obligations, in each case in the ordinary course of business; and

(xiii)    Indebtedness incurred or assumed in connection with Acquisitions and other Investments; provided that such Indebtedness (I) was in existence prior to the date of such Acquisition or Investment, as applicable, and (II) was not incurred in connection with, or in contemplation of, such Acquisition or Investment, as applicable.

SECTION 8.5 [Reserved].

SECTION 8.6 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of the Borrower or any of its Subsidiaries (other than transactions among the Borrower and its Subsidiaries (or among Subsidiaries not involving any other Person) and transactions among the Borrower and its Subsidiaries and any Person that is an Affiliate solely as a result of the ownership by the Borrower or any of its Subsidiaries of the Equity Interests of such Person) other than on terms and conditions not materially less favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary in a comparable arm’s-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

(i)    customary fees, indemnities and reimbursements may be paid to non-officer directors of the Borrower and its Subsidiaries and loans and advances by the Borrower and its Subsidiaries to their officers and employees for moving, relocation and travel expenses and other similar expenditures, in each case in the ordinary course of business;

(ii)    the Borrower may issue Borrower Common Stock and Qualified Preferred Stock;

(iii)    the Borrower and its Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of the Borrower and its Subsidiaries in the ordinary course of business; and

(iv)    the Borrower and its Subsidiaries may acquire and hold obligations of their officers and employees in connection with such officers’ and employees’ acquisition of shares of Borrower Common Stock (so long as no cash is actually advanced by the Borrower or any of its Subsidiaries in connection with the acquisition of such obligations).

SECTION 8.7 [Reserved].

SECTION 8.8 Leverage Ratio. The Borrower will not permit the ratio of Consolidated Total Indebtedness to Consolidated Total Capitalization to exceed 0.60:1.00 as of the end of any fiscal quarter (the “Maximum Leverage Ratio”); provided that, at the election of the Borrower in a written notice to the Administrative Agent in connection with a Material Acquisition, the Maximum Leverage Ratio will be increased to 0.65:1.00 for the fiscal quarter in which such Material Acquisition is consummated and the immediately succeeding three fiscal quarters (“Leverage Increase Period”); provided, further, that (i) following the end of such Leverage Increase Period, the Maximum Leverage Ratio shall be 0.60:1.00 for at least one fiscal quarter end before the Maximum Leverage Ratio may be increased to 0.65:1.00 again as a result of a subsequent Material Acquisition and (ii) the Borrower may, by written notice to the Administrative Agent, elect to terminate any Leverage Increase Period prior to the expiration thereof. For purposes of determining compliance with this Section 8.8 at any time, (x) in calculating Consolidated Total Capitalization, Consolidated Net Worth shall be determined based upon the financial statements referenced in Section 6.5, published by the Borrower on the SEC’s website at www.sec.gov or delivered to the Administrative Agent pursuant to Section 7.1(a) or (b), whichever is more recent (at which time Consolidated Net Worth shall be determined based upon such delivered financial statements), and (y) Consolidated Total Indebtedness shall be the actual Consolidated Total Indebtedness at such time. In determining the ratio of Consolidated Total Indebtedness to Consolidated Total Capitalization at any time, actual Consolidated Total Indebtedness on the respective date of determination shall be used, with Consolidated Net Worth to be determined based on the last available calculation of Consolidated Net Worth as calculated pursuant to the proviso to the immediately preceding sentence; provided, that such Consolidated Net Worth shall be adjusted for any issuance of Equity Interests of the Borrower and for any Dividends actually paid by the Borrower and/or its Subsidiaries (to Persons other than the Borrower and Subsidiaries thereof), after the date of the respective calculation of Consolidated Net Worth and on or prior to the date of the next determination of Consolidated Net Worth as described above.

ARTICLE IX DEFAULT AND REMEDIES

SECTION 9.1 Events of Default. Each of the following specified events shall constitute an “Event of Default”:

(a)    Payments. The Borrower shall default in the payment when due (whether at maturity, by reason of acceleration or otherwise) of (a) principal of any Loan or any Note or (b) any interest on any Loan or Note, any Reimbursement Obligation or any fees owing hereunder or under any other Loan Documents and such default described in this clause (b) shall continue unremedied for five (5) or more Business Days; or

(b)    Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Loan Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

(c)    Covenants. The Borrower or any of its Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.1(e)(i), 7.4 (with respect to the existence of the Borrower), 7.10 or Article VIII or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than those set forth in Sections 9.1(a) and 9.1(b)) or any other Loan Document and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Administrative Agent or any Lender; or

(d)    Default Under Other Agreements. (i) The Borrower or any of its Subsidiaries shall (x) default in any payment of any Material Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Material Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required, but after giving effect to any applicable grace periods), any such Indebtedness to become due prior to its stated maturity, or (ii) any Material Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

(e)    Bankruptcy, etc. The Borrower or any other Credit Party shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Borrower or any other Credit Party, and the petition is not dismissed within sixty days after the filing thereof, provided, however, that during the pendency of such period, each Lender shall be relieved of its obligation to extend credit hereunder; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or other Credit Party, to operate all or any substantial portion of the business of the Borrower or any other Credit Party, or the Borrower or any other Credit Party commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any other Credit Party, or there is commenced against the Borrower or any other Credit Party any such proceeding which remains undismissed for a period of sixty days after the filing thereof, or the Borrower or any other Credit Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any other Credit Party makes a general assignment for the benefit of creditors; or any Company action is taken by the Borrower or any other Credit Party for the purpose of effecting any of the foregoing; or

(f)    ERISA. If (i) any Plan shall fail to satisfy the minimum funding standards of Section 302 of ERISA or Section 412 of the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Borrower or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) there is an “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under any Plan, determined in accordance with Title IV of ERISA, or an amount (if any) by which the present value of accrued benefit liabilities under any Non-U.S. Plan exceeds the aggregate current value of the assets of such Non-U.S. Plan allocable to such liabilities, (iv) the Borrower or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title IV of ERISA, (v) the Borrower or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) the Borrower or any ERISA Affiliate establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Borrower, or (vii) the Borrower fails to administer or maintain a Plan or Non-U.S. Plan in compliance with the requirements of any and all Applicable Laws, statutes, rules, regulations or court orders or any Plan or Non-U.S. Plan is involuntarily terminated or wound up, or (viii) the Borrower, any of its Subsidiaries, or any ERISA Affiliate becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty, or other liability, whether by way of indemnity or otherwise) with respect to one or more of the Plans or Non-U.S. Plans; and any such event or events described in clauses (i) through (viii) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect. As used in Section 9.1(f), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA, and the term “benefit liabilities” shall have the meaning specified in Section 4001(a)(16) of ERISA; or

(g)    Judgments. One or more judgments or decrees shall be entered against the Borrower or any Subsidiary of the Borrower involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments equals or exceeds $200,000,000; or

(h)    Change of Control. A Change of Control shall occur; or

(i)    Guaranties. Any Subsidiary Guaranty Agreement shall cease to be in full force or effect (except in accordance with the terms thereof) as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the relevant Subsidiary Guaranty Agreement.

SECTION 9.2 Remedies. Subject to the last paragraph of this Section 9.2, upon the occurrence and during the continuance of an Event of Default that has not been waived by the Lenders (or Required Lenders, as applicable) pursuant to Section 11.2, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by written notice to the Borrower:

(a)    Acceleration; Termination of Commitments. Terminate the Commitments and declare the principal of and interest on the Loans at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding; provided, that upon the occurrence of an Event of Default specified in Section 9.1(e), the Commitments shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b)    Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

Notwithstanding anything to the contrary in this Agreement, during the period from and including the Effective Date and to and including the earlier of the Commitment Termination Date (after giving effect to any funding of the Loans on such date) and the borrowing of the Loans on the Closing Date, and notwithstanding (i) that any representation made on the Effective Date or Closing Date was incorrect, (ii) any failure by the Borrower or any other Credit Party to comply with the affirmative covenants, financial covenants or negative covenants or the occurrence of any Default or Event of Default, (iii) any provision to the contrary herein or in any Loan Document or otherwise or (iv) that any condition to the occurrence of the Effective Date may subsequently be determined not to have been satisfied, neither the Administrative Agent nor any Lender shall be entitled to (1) cancel any of its Commitments, (2) reduce any of its Commitments (except as set forth in Section 2.5(c)), (3) rescind, terminate or cancel this Agreement or any other Loan Document or exercise any right or remedy or make or enforce any claim under this Agreement or any other Loan Document or otherwise that it may have to the extent to do so would prevent, limit or delay the making of its Loan, (4) refuse to make its Loan; provided that the conditions set forth in Section 5.2 have been satisfied or waived in accordance with this Agreement, or (5) exercise any right of set-off or counterclaim in respect of its Loan to the extent that to do so would prevent, limit or delay the making of its Loan. For the avoidance of doubt, (A) the rights and remedies of the Lenders and the Administrative Agent shall not be limited in the event that any condition set forth in Section 5.2 is not satisfied or waived on the Closing Date and (B) from the Closing Date after giving effect to the funding of the Loans on such date, all of the rights, remedies and entitlements of the Administrative Agent and the Lenders shall be available notwithstanding that such rights were not available prior to such time as a result of the foregoing.

SECTION 9.3 Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

SECTION 9.4 Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 9.2 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received by the Lenders upon the Obligations and all net proceeds from the enforcement of the Obligations shall be applied:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest), including reasonable and documented attorney fees that are required to be paid by the Borrower pursuant to this Agreement, payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including reasonable and documented attorney fees that are required to be paid by the Borrower pursuant to this Agreement (ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them);

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans (ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them);

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans (ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them); and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

SECTION 9.5 Administrative Agent May File Proofs of Claim. During any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations arising under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.3, 4.3 and 11.3) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 4.3 and 11.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE X THE ADMINISTRATIVE AGENT

SECTION 10.1 Appointment and Authority. Each of the Lenders hereby irrevocably designates and appoints MSSF to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as provided in Section 10.6, the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provision.

SECTION 10.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 10.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided, provided further, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law; and

(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than (A) to confirm receipt of items expressly required to be delivered to the Administrative Agent and (B) with respect to any condition set forth in Article V, the satisfaction of which requires that an item be satisfactory to the Administrative Agent, to confirm whether such item is satisfactory to it.

SECTION 10.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 10.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Facility as well as activities as Administrative Agent.

SECTION 10.6 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower and, except as may be required by Applicable Law, such resignation shall be effective as of a date no earlier than 30 days following the delivery of such notice. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed; provided, that the Borrower’s consent shall not be required if a Specified Event of Default then exists) to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, and with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed; provided, that the Borrower’s consent shall not be required if a Specified Event of Default then exists), appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired)

Administrative Agent (except for any indemnity payments or other amounts owed to the retiring (or retired) Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 10.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 10.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, book manager, lead manager, arranger, lead arranger or co-arranger listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

SECTION 10.9 Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement and any other Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or as otherwise permitted by the Subsidiary Guaranty Agreement. Furthermore, upon the occurrence of a Guarantor Release Event, the Administrative Agent shall release such Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement and any other Loan Documents.

SECTION 10.10 [Reserved].

SECTION 10.11 Erroneous Payments.

(a)    Each Lender and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 10.11(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)    Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c)    In the case of either clause Section (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the Overnight Rate.

(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such revocation all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor (which, for the avoidance of doubt, does not waive the assignment fee in connection with such assignment), (2) the provisions of this clause (c) shall govern in the event of any conflict with the terms and conditions of Section 11.9 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)    Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 10.11, or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)    Each party’s obligations under this Section 10.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g)    Nothing in this Section 10.11 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

ARTICLE XI MISCELLANEOUS

SECTION 11.1 Notices.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or e-mail as follows:

If to the Borrower:        Owens Corning
One Owens Corning Parkway
Toledo, Ohio 43659
Attention: Treasurer
Telephone No.: (419) 248-7380
Telecopy No.: (419) 325-3380

with copies to:            Attention: Assistant Treasurer
Telephone No.: (419) 248-6026
Telecopy No.: (419) 325-0342

with copies to:            Attention: General Counsel
Telephone No.: (419) 248-7869
Telecopy No.: (419) 248-6352

If to MSSF as
Administrative Agent:        Morgan Stanley Senior Funding, Inc.
1300 Thames Street Wharf, 4th Floor
Baltimore, MD 21231
Telephone No.: (443) 627-6101
Email: msagency@morganstanley.com

If to any Lender:        To the address set forth on the Register

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier or e-mail shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)    Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.

(d)    Change of Address, Etc. Any party hereto may change its address or telecopier number or e-mail for notices and other communications hereunder by notice to the other parties hereto.

SECTION 11.2 Amendments, Waivers and Consents. Except as set forth below or as provided in Section 4.8(a) or 4.8(c) or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended, consented to or waived if, but only if, such amendment, consent or waiver is in writing and is signed by the Borrower and the Required Lenders (or by the Borrower and the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent; provided, that no amendment, waiver or consent shall:

(a)    increase the Commitment of any Lender (or reinstate any Commitment that has been previously terminated pursuant to Section 9.2) or the amount of Loans of any Lender, in any case, without the written consent of such Lender;

(b)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document (it being understood that a waiver of any condition precedent set forth in Article 5 or the waiver of any Default, Event of Default, mandatory reduction of Commitments (other than as a result of the occurrence of the Commitment Termination Date) or Loans shall not constitute a postponement of any date scheduled for the payment of principal, interest or fees) without the written consent of each Lender directly and adversely affected thereby;

(c)    reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that (i) only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the rate set forth in Section 4.1(c) during the continuance of an Event of Default and (ii) any amendment entered into pursuant to the terms of Section 4.8(a) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (c);

(d)    change Section 4.6 or Section 9.4 in a manner that would alter the pro rata sharing of payments or order of payments required thereby without the written consent of each Lender directly and adversely affected thereby;
(e)    except as otherwise permitted by this Section 11.2, change any provision of this Section or reduce the percentages specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(f)    consent to the assignment or transfer by any Credit Party of such Credit Party’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to this Agreement, including Section 8.2), in each case, without the written consent of each Lender; or

(g)    release all of the Subsidiary Guarantors or Subsidiary Guarantors with assets or operations constituting substantially all of the Consolidated Total Assets or Consolidated Net Income of the Borrower and its

Subsidiaries, in any case, from the Subsidiary Guaranty Agreement (other than as authorized in Section 7.12 and Section 10.9), without the written consent of each Lender.

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (A) the Commitment of such Lender may not be increased or extended without the consent of such Lender and (B) the maturity date of such Lender’s Loans or other Obligations may not be extended without the consent of such Lender. For the avoidance of doubt, no amendment or amendment and restatement of this Credit Agreement which is in all other respects approved by the Lenders in accordance with this Section 11.2 shall require the consent of any Lender (i) which, immediately after giving effect to such amendment or amendment and restatement, shall have no Commitment and (ii) which, substantially contemporaneously with the effectiveness of such amendment or amendment and restatement, is paid in full all amounts owing to it hereunder.

Notwithstanding the foregoing, the Borrower and the Administrative Agent may amend this Agreement and the other Loan Documents (without the consent of any Lender) (a) to cure any ambiguity, omission, mistake, error, defect or inconsistency (as reasonably determined by the Administrative Agent and the Borrower), (b) to add a Subsidiary Guarantor with respect to the Loans or collateral to secure the Loans, (c) [reserved], (d) to comply with local law on the advice of local counsel or (e) to make administrative changes of a technical or ministerial nature that do not adversely affect the rights of any Lender. Furthermore, the Administrative Agent may release any Subsidiary Guarantor from the Subsidiary Guaranty Agreement upon the occurrence of the Guarantor Release Event with respect to such Subsidiary Guarantor, without the written consent of each Lender.

SECTION 11.3 Expenses; Indemnity.

(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the Lead Arranger and their respective Affiliates (limited, in the case of legal fees, to the reasonable and documented fees, charges and disbursements of one primary counsel to the Administrative Agent and the Lead Arranger, taken as a whole, and, if reasonably necessary, of one primary local counsel in each relevant material jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Persons, taken as a whole, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent or any Lender (limited, in the case of legal fees, to the reasonable and documented fees, charges and disbursements of one primary counsel to the Administrative Agent and the Lenders, taken as a whole and, if reasonably necessary, one primary local counsel in any relevant material jurisdiction which may include a single firm of special counsel acting in multiple jurisdictions for the Administrative Agent and the Lenders, taken as a whole and, in the case of an actual or perceived conflict of interest where the party affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of primary counsel for all such affected parties, taken as a whole and, if reasonably necessary, of one local or foreign counsel in each relevant material jurisdiction for such affected parties, taken as a whole) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such reasonable and documented out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Lead Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any civil penalties or fines assessed by OFAC), damages, liabilities and related expenses (limited, in the case of legal fees, to the reasonable and documented fees, charges and disbursements of one primary counsel for all Indemnitees, taken as a whole and, if reasonably necessary, one primary local counsel in any relevant material jurisdiction which may include a single firm of special counsel acting in multiple jurisdictions to all Indemnities, taken as a whole and, in the case of an actual or perceived conflict of interest where the applicable Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of primary counsel for all such affected Indemnitees, taken as a whole and, if reasonably necessary, of one local or foreign counsel in each relevant material jurisdiction for such affected Indemnitees, taken as a whole), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument executed or delivered pursuant hereto or thereto, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) to the extent arising from the foregoing, any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof in violation of or giving rise to liability under Environmental Laws, or any Environmental Claim against any Credit Party or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee, or material breach of such Indemnitee’s obligations hereunder or under any other Loan Document or (y) results from any claim, investigation, litigation or proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and is solely among Indemnitees (other than any claims against an Indemnitee in its capacity as Administrative Agent, the Lead Arranger or any similar role hereunder). This Section 11.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of the Administrative Agent (and without limiting the Borrower’s obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) such Lender’s ratable portion thereof (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 4.7.

(d)    Waiver of Consequential Damages, etc. To the fullest extent permitted by Applicable Law, no Person party hereto, or any Indemnitee, shall assert, and each such Person that is a party to this Agreement, on behalf of itself and each of its Affiliates, hereby waives, any claim against any other, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument executed or delivered pursuant hereto or thereto, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided however that nothing in this sentence shall relieve the Borrower or any other Credit Party of any obligations to indemnify the Indemnitees for any such damages incurred to third parties under this Section 11.3. Absent gross negligence, willful misconduct or material breach of this Agreement as determined by a court of competent jurisdiction by final and nonappealable judgment, no Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)    Payments. All amounts due under this Section shall be payable promptly after demand therefor.

SECTION 11.4 Right of Set Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit

Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 11.5 Governing Law; Jurisdiction, etc.

(a)    Governing Law. This Agreement and the other Loan Documents, unless expressly set forth therein, shall be governed by, construed and enforced in accordance with, the law of the State of New York; provided, that (a) for the purposes of Section 5.2(b), the interpretation of the definition of “Company Material Adverse Effect” (as defined in the Masonite Acquisition Agreement) (and whether or not a “Company Material Adverse Effect” has occurred), (b) the determination of the accuracy of any Masonite Acquisition Agreement Representations and whether as a result of the breach thereof the Borrower (or any of its Affiliates) has the right to terminate its (or their) obligations under the Masonite Acquisition Agreement and (c) for the purposes of Section 5.2(a), the determination of whether the Masonite Acquisition has been consummated in accordance with the terms of the Masonite Acquisition Agreement, in each case shall be governed by, and construed in accordance with, the laws of the province of British Co

(b)    Submission to Jurisdiction. The Borrower and each other Credit Party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

(c)    Waiver of Venue. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 11.6 Waiver of Jury Trial.

(a)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE

EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 11.7 Reversal of Payments. To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders which payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received by the Administrative Agent.

SECTION 11.8 [Reserved].

SECTION 11.9 Successors and Assigns; Participations.

(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not, nor may any other Credit Party (except as permitted pursuant to this Agreement, including Section 8.2) assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitments and/ or the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent (such consent not to be reasonably withheld or delayed) and (1) prior to the Closing Date, the Borrower consents (such consent not to be unreasonably withheld or delayed) or (2) on and after the Closing Date, so long as no Specified Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required (1) prior to the Closing Date, unless such assignment is to a Lender and (2) on and after the Closing Date, unless (x) a Specified Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that after the Closing Date, the Borrower shall be deemed to have given its consent to any assignment in accordance with this Section 11.9(b)(iii)(A) unless it has objected thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice of such assignment; and

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Facility if such assignment is to a Person that is not a Lender or, after the Closing Date, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided, that (A) only one such fee will be payable in connection with simultaneous assignments to two or more Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)    No Assignment to Certain Persons. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.8, 4.9, 4.10, 4.12 (subject to the requirements and limitations therein, including the requirements of Section 4.12(e)) and 11.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. No assignment shall be effective unless and until recorded in the Register pursuant to paragraph (c) of this Section. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice. The Register is intended to cause any interest in the Loans or any Loan Document to be in registered form within the meaning of Treasury Regulations Section 5f.103-1(c) and 1.871-14(c) and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of natural persons), the Borrower, any of the Borrower’s Affiliates or Subsidiaries, or a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 11.2 that directly affects such Participant and could not be affected by a vote of the Required Lenders. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.8, 4.9, 4.10 and 4.12 (subject to the requirements and limitations therein, including the requirements of Section 4.12(e) (it being understood that the documentation required under Section 4.12(e) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.3 as though it were a Lender, provided such Participant agrees to be subject to Section 4.6 as though it were a Lender.

(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 4.10 and 4.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. No Participant shall be entitled to the benefits of Section 4.12 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.12(e) as though it were a Lender.

(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto; provided, further, that no such pledge or assignment shall be in favor of, or for the benefit of, a Disqualified Institution.

(g)    Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Treasury Regulations Section 5f.103-1(c). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Register is intended to cause any interest in the Loans or any Loan Document to be in registered form within the meaning of Treasury Regulations Section 5f.103-1(c) and 1.871-14(c) and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(h)    Disqualified Institutions. The Administrative Agent shall not have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Disqualified Institutions.

SECTION 11.10 Confidentiality. Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ Related Parties and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such

Information confidential), (b) to the extent requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Law or regulations or by any subpoena or similar legal process (in which case, such Person shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants, any governmental bank regulatory authority or any other regulatory authority (including self regulatory) exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent practicable and otherwise permitted by Applicable Law), (d) to any other party hereto, (e) in connection with (but only to the extent determined by the applicable party to be necessary or desirable to permit or facilitate) the exercise of any remedies under this Agreement or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, Participant or proposed Participant, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, in each case that is not a Disqualified Institution, (g) with the consent of the Borrower, (h) to Gold Sheets and other similar bank trade publications, or service providers in connection with the administration or management of this Agreement and the Facility, such information to consist of deal terms and other information set forth in the Loan Documents and customarily found in such publications or customarily provided to such service providers, as applicable, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a non-confidential basis from a third party that is not, to such Person’s knowledge, subject to confidentiality obligations to the Borrower, (j) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates (in which case, such Person shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants, any governmental bank regulatory authority or any other regulatory authority (including self regulatory) exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent practicable and otherwise permitted by Applicable Law) or (k) to any credit insurance provider relating to the Borrower and its Obligations.

For purposes of this Section, “Information” means all information received from or on behalf of any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses; provided that, in the case of information received from or on behalf of a Credit Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 11.11 [Reserved].

SECTION 11.12 [Reserved].

SECTION 11.13 Survival.

(a)    All representations and warranties set forth in Article VI and all representations and warranties contained in any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Effective Date (other than the representations and warranties contained in Sections 6.5(b), 6.8(a) and 6.19) and the Closing Date (except those that are expressly made as of a specific date), shall survive the Effective Date and the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

(b)    Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XI and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

SECTION 11.14 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 11.15 Severability of Provisions. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.16 Counterparts; Integration; Effectiveness; Electronic Execution.

(a)    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Agreement by facsimile transmission, e-mail, or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or limitations on participations, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

(b)    Electronic Execution of Assignments. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Credit Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

SECTION 11.17 Term of Agreement. This Agreement shall remain in effect from the Effective Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full (such date, the “Termination Date”). No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

SECTION 11.18 USA PATRIOT Act. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and Guarantors, which information includes the name and address of each Borrower and Guarantor and other information that will allow such Lender to identify such Borrower or Guarantor in accordance with the Act.

SECTION 11.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to promptly return the amount of any excess to Borrower (or to any other Person who may be entitled thereto under Applicable Law).

SECTION 11.20 [Reserved].

SECTION 11.21 [Reserved].

SECTION 11.22 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower, each other Credit Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each of the Borrower and the other Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Credit Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower, any other Credit Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Credit Parties and their respective Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Credit Party or any of their respective Affiliates.

SECTION 11.23 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 11.24 [Reserved].

SECTION 11.25 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Specified Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 11.25, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” shall mean any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

OWENS CORNING, as Borrower

By: /s/ Todd Fister
Name: Todd Fister
Title: Executive Vice President and Chief
Financial Officer

By: /s/ Matthew Fortunak
Name: Matthew Fortunak
Title: Vice President and Treasurer

MORGAN STANLEY SENIOR
FUNDING, INC.,
as Administrative Agent

By: /s/ Mrinalini MacDonough
Name: Mrinalini MacDonough
Title: Authorized Signatory

MORGAN STANLEY BANK N.A.,
as a Lender

By: /s/ Mrinalini MacDonough
Name: Mrinalini MacDonough
Title: Authorized Signatory

WELLS FARGO BANK, NATIONAL
ASSOCIATION
as a Lender

By: /s/ Nathan R. Rantala
Name:    Nathan R. Rantala
Title:    Managing Director

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Erron Powers
Name:    Erron Powers
Title:    Director

CITIBANK, N.A.,
as a Lender

By: /s/ Michael Vondriska
Name:    Michael Vondriska
Title:    Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Scott Neiderheide
Name:    Scott Neiderheide
Title:    Senior Vice President

THE BANK OF NOVA SCOTIA,
as a Lender

By: /s/ Kevin McCarthy
Name:    Kevin McCarthy
Title:    Director

CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK,
as a Lender

By: /s/ Paul Arens
Name:    Paul Arens
Title:    Director

By: /s/ Gordon Yip
Name:    Gordon Yip
Title:    Director

BNP PARIBAS,
as a Lender

By: /s/ Karim Remtoula
Name:    Karim Remtoula
Title:    Director

By: /s/ Nicolas Doche
Name:    Nicolas Doche
Title:    Vice President

FIFTH THIRD BANK, N.A.,
as a Lender

By: /s/ Sam Schuessler
Name:    Sam Schuessler
Title:    Assistant Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By: /s/ Federico Beckman
Name:    Federico Beckman
Title:    Vice President

HSBC USA, NATIONAL
ASSOCIATION,
as a Lender

By: /s/ Jennifer Jordan
Name:    Jennifer Jordan
Title:    Vice President

ING BANK N.V. - DUBLIN BRANCH,
as a Lender

By: /s/ Robert O’Donoghue
Name:    Robert O’Donoghue
Title:    Managing Director

By: /s/ Sean Hassett
Name:    Sean Hassett
Title:    Director